                                                                  Rule 424(b)(4)
                                                      Registration No. 333-28685


PROSPECTUS
                               18,000,000 SHARES

                                     [LOGO]


                                  COMMON STOCK


                            ------------------------

     All of the 18,000,000 shares (the 'Shares') of Common Stock of Valassis Communications, Inc. ('Valassis' or the 'Company') offered hereby are being sold by Conpress International (Netherlands Antilles) N.V., a Netherlands Antilles limited liability company (the 'Selling Stockholder'). See 'Principal and Selling Stockholders.' The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholder. Of the 18,000,000 Shares being offered hereby, 14,400,000 shares are being offered in the United States and Canada (the 'U.S. Offering') by the U.S. Underwriters and 3,600,000 shares are being offered outside the United States and Canada (the 'International Offering' and, together with the U.S. Offering, the 'Offerings') by the International Managers. The price to public and the underwriting discount per share are identical for both Offerings and the closings of both Offerings are conditioned upon one another. See 'Underwriting.'



     Following the Offerings, the Selling Stockholder is expected to own approximately 5.4% of the Company's outstanding shares of Common Stock (or if the Underwriters' over-allotment options are exercised in full, the Selling Stockholder will no longer own any of the Company's outstanding shares of Common Stock).



     The Common Stock of the Company is traded on the New York Stock Exchange ('NYSE') under the symbol 'VCI.' On July 1, 1997, the last reported sale price of the Common Stock on the NYSE was $24 per share. See 'Price Range of Common Stock and Dividend Policy.'


     SEE 'RISK FACTORS' BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                            ------------------------
THESE  SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
      PASSED    UPON    THE     ACCURACY     OR     ADEQUACY    OF   THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                             PRICE TO             UNDERWRITING        PROCEEDS TO SELLING
                                                              PUBLIC               DISCOUNT(1)          STOCKHOLDER(2)
Per Share............................................        $24.00                 $.935                 $23.065
Total(3).............................................     $432,000,000           $16,830,000            $415,170,000


(1) The Company and the Selling Stockholder have agreed to indemnify the U.S. Underwriters and the International Managers (collectively, the 'Underwriters') against certain liabilities, including liabilities under the Securities Act of 1933. See 'Underwriting.'

(2) Excludes estimated expenses of $650,000 payable by the Selling Stockholder and $200,000 payable by the Company.


(3) The Selling Stockholder has granted to the U.S. Underwriters and the International Managers 30-day options to purchase an aggregate of 1,739,040 and 434,760 additional shares of Common Stock, respectively, solely to cover over-allotments, if any. If all such additional shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to Selling Stockholder will be $484,171,200, $18,862,503 and $465,308,697, respectively. See 'Underwriting.'


                            ------------------------
     The Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to the approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of Shares will be made in New York, New York, on or about July 8, 1997.


                            ------------------------
MERRILL LYNCH & CO.                                   MORGAN STANLEY DEAN WITTER

BEAR, STEARNS & CO. INC.                            DONALDSON, LUFKIN & JENRETTE
                                                       SECURITIES  CORPORATION

                            ------------------------
                  The date of this Prospectus is July 1, 1997.

[Company logo and photos of coupons]

     Certain persons participating in the Offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Such transactions may include stabilizing, the purchase of Common Stock to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see 'Underwriting.'

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including 'Risk Factors' and the consolidated financial statements and notes thereto, appearing elsewhere in this Prospectus or incorporated by reference herein. Unless the context otherwise indicates, references in this Prospectus to the 'Company' or 'Valassis' are to Valassis Communications, Inc. and its subsidiaries. Unless otherwise indicated, the information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment options.

                                  THE COMPANY

GENERAL

     Valassis is a leading print media company in the consumer promotion industry. The Company generates most of its revenues by printing and publishing cents-off coupons and other consumer purchase incentives primarily for package goods manufacturers. Package goods manufacturers use cents-off coupons to increase market share, build brand equity, attract new users and promote new products. The Company is one of the United States' largest printers and publishers of these coupons.

     Most of the consumer purchase incentives published by the Company are featured in multi-participant (referred to in the industry as 'cooperative') free-standing inserts ('FSIs') which are four-color promotional booklets printed at the three facilities owned by the Company. On 46 publishing dates in 1996, the Company's cooperative FSIs were inserted in the Sunday edition of over 400 newspapers with a combined average paid circulation of approximately 56.5 million.

     Manufacturers issued a reported 306 billion cents-off coupons during 1996, between 80% to 90% of which were distributed using FSIs. The Company printed and published approximately 76.1 billion cooperative FSI pages, or over 46% of the Company-estimated 165 billion cooperative FSI pages printed and distributed nationally during 1996. Cooperative FSI sales during the year ended December 31, 1996 and the first quarter of 1997 were $504.1 million and $141.4 million, or approximately 76.5% and 74.4%, respectively, of the Company's total revenues.

     The Company's Valassis Impact Promotions ('VIP') division was established in 1989 in response to growing customer demand for solo customized promotions. VIP offers customized design, printing and distribution services primarily for solo promotional programs. The division specializes in producing turnkey promotions for franchise and retail marketers, such as fast food chains, allowing orders to be placed on a national, regional or local basis. VIP sales during the year ended December 31, 1996 and the first quarter of 1997 were $89.4 million and $25.2 million, or approximately 13.6% and 13.3%, respectively, of the Company's total revenues.

     In addition to its FSI and VIP divisions, the Company arranges for the publication of its customers' consumer promotions directly on the pages of newspapers through its run-of-press ('ROP') division, which has the capacity to place promotions in major newspapers throughout the United States. ROP sales during the year ended December 31, 1996 and the first quarter of 1997 were $25.5 million and $10.7 million, or approximately 3.9% and 5.6%, respectively, of the Company's total revenues. The Company further expanded its product line in 1994 by introducing newspaper-delivered sampling products, giving manufacturers the ability to reach up to 50 million households in one day. Valassis' sampling sales during the year ended December 31, 1996 and the first quarter of 1997 were $14.3 million and $5.8 million, or approximately 2.2% and 3.0%, respectively, of the Company's total revenues.

     The Company had total revenues and net earnings of $659.1 million and $42.9 million, respectively, in 1996. Total revenues in the first three months of 1997 were $190.0 million, compared to $180.5 million in the first three months of 1996. Net earnings in the first quarter of 1997 were $22.3 million, versus $10.5 million for the same period in 1996.

BUSINESS STRATEGY

     The Company's strategy is to capitalize on the strong cash flow characteristics of its core FSI division and to maintain stable growth in profitability in that division. In order to accomplish the foregoing, the Company's strategy is to improve pricing of its FSI product and to continue its commitment to minimize costs through the use of computerized information systems and state-of-the-art production facilities, while providing high levels of product quality and customer service. The Company seeks to leverage its expertise in consumer promotion to develop further its growing VIP and sampling product lines. The Company will continue to develop and offer to its customers other products and services which complement its FSI expertise.

     The Company has entered into strategic acquisitions in the past in order to increase or protect market share, enter new markets for its traditional business lines or facilitate development of new product lines. The Company anticipates that it will continue to investigate opportunities for strategic acquisitions which management believes will enhance stockholder value.

BACKGROUND OF THE COMPANY

     The Company is the successor to a business founded in 1970 and operated under the names George F. Valassis & Company and GFV Communications, Inc. In December 1986, the assets of this business were acquired by Valassis Inserts, Inc. ('Valassis Inserts'), a corporation indirectly owned by Consolidated Press Holdings Limited ('CPH'), an affiliate of the Selling Stockholder. In March 1992, the Company, which was the direct parent of Valassis Inserts, sold 22,100,000 shares of Common Stock to the public. In March 1993, Valassis Inserts was merged into the Company, its corporate parent.

     The Company's principal executive offices are located at 19975 Victor Parkway, Livonia, Michigan 48152, and its telephone number is 313-591-3000.

                THE SELLING STOCKHOLDER AND RELATED TRANSACTIONS

     The Selling Stockholder, Conpress International (Netherlands Antilles) N.V., is a Netherlands Antilles limited liability company indirectly owned by CPH, a private Australian holding company indirectly owned by Kerry F.B. Packer and his family.


     With the completion of the Company's initial public offering in March 1992, CPH's indirect ownership of the Company was reduced to 49%. During 1996, the Company's Board of Directors authorized the repurchase of up to 5,000,000 shares of Common Stock. In connection with the Company's share repurchase program and as approved by the stockholders of the Company at its 1996 Annual Meeting of Stockholders, the Company entered into an agreement (the 'Option Agreement'), pursuant to which the Selling Stockholder has the option to sell to the Company a number of shares of Common Stock up to the number of shares purchased by the Company on the open market in any given month at a price equal to the average price paid by the Company to the other stockholders during such month. During 1996, the Company repurchased 1,330,800 shares of Common Stock, but no repurchase options were exercised under the Option Agreement and such options have expired pursuant to the terms thereof. As of the date hereof, the Company repurchased an additional 2,052,400 shares of Common Stock at an average price of $20.83 per share, including 1,026,200 shares pursuant to repurchase options under the Option Agreement, which were exercised in full. Following the Offerings, the Selling Stockholder will own 2,173,800 shares of Common Stock, or approximately 5.4% of the Company's outstanding shares of Common Stock (or if the Underwriters' over-allotment options are exercised in full, the Selling Stockholder will no longer own any of the Company's outstanding shares of Common Stock). See 'Capitalization,' 'Principal and Selling Stockholders' and 'Underwriting.'



     Conditioned on the consummation of the Offerings, the Selling Stockholder has agreed to pay, or cause one of its affiliates (other than the Company) to pay, a special cash bonus in the aggregate amount of 1.5% of the gross proceeds of the Offerings (or $6.5 million, assuming no exercise of the Underwriters' over-allotment options). Not more than 50% of such amount shall, at the discretion of David A. Brandon, the Company's Chief Executive Officer, be allocated to Mr. Brandon, and the balance shall be allocated by Mr. Brandon among other employees of the Company. Because the special cash bonus is to be paid by the Selling Stockholder or its affiliates (other than the Company), it will not require any use of the Company's cash. For accounting purposes, however, such special cash bonus will be charged against the results of operations in the accounts of the Company upon consummation of the Offerings. In the event of any future sales by the Selling Stockholder of its shares of Common Stock, the Selling Stockholder has agreed to the same special cash bonus arrangement.

     After the consummation of the Offerings, Graham A. Cubbin and James D. Packer (both of whom are affiliated with the Selling Stockholder) intend to resign from the Company's Board of Directors, and Brian M. Powers, Chief Executive Officer of CPH, intends to resign as Chairman of the Company's Board of Directors but remain as a director of the Company. It is expected that David
A. Brandon will be appointed Chairman of the Board of Directors.

     The Company and the Selling Stockholder have entered into a registration rights agreement providing the Selling Stockholder with certain demand and 'piggyback' registration rights with respect to its remaining shares of Common Stock after the Offerings. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.'

                                 THE OFFERINGS


Common Stock offered by the Selling Stockholder:
     U.S. Offering................................................  14,400,000 shares
     International Offering.......................................  3,600,000 shares
          Total...................................................  18,000,000 shares
Common Stock to be outstanding before and after the Offerings.....  40,108,867 shares(1)
Common Stock to be owned by the Selling Stockholder after the
  Offerings.......................................................  2,173,800 shares(2)
Use of Proceeds...................................................  The Company will not receive any proceeds from the sale of Shares offered hereby. See
                                                                    'Use of Proceeds.'
New York Stock Exchange symbol....................................  VCI


------------

(1) Excludes approximately 2,993,814 shares of Common Stock subject to outstanding options granted by the Company under certain stock option plans, of which 2,598,498 were exercisable as of April 30, 1997.


(2) Assumes that the over-allotment options in an aggregate amount of 2,173,800 shares granted to the Underwriters are not exercised. If such over-allotment options are exercised in full, the Selling Stockholder will no longer own any shares of Common Stock after the Offerings.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth summary consolidated financial information of the Company for the periods indicated below. In July 1994, the Company elected to change its year-end from June 30 to December 31, resulting in a six-month transitional period ended December 31, 1994. The summary consolidated financial information is derived from the Company's consolidated financial statements and notes thereto. Information for the three months ended March 31, 1997 and 1996 is derived from unaudited interim financial statements which reflect, in the opinion of the Company, all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the financial data for such periods. Results for interim periods are not necessarily indicative of results for the full year. The Company is expected to incur a charge against results of operations in respect of a special cash bonus to be paid by the Selling Stockholder or its affiliates (other than the Company) to certain employees in connection with the Offerings. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.' This table should be read in conjunction with the Company's consolidated financial statements and notes thereto which have been incorporated herein by reference. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                THREE MONTHS ENDED           YEAR ENDED           SIX MONTHS
                                    MARCH 31,               DECEMBER 31,            ENDED
                               --------------------  --------------------------  DECEMBER 31,
                                 1997       1996         1996          1995          1994
                               ---------  ---------  ------------  ------------  ------------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

STATEMENT OF OPERATIONS DATA:
    Revenues.................. $ 189,959  $ 180,533   $  659,108    $  613,752    $  279,034
    Earnings before
      extraordinary loss......    22,298     10,460       42,902         9,574         1,923
    Net earnings per share
      before extraordinary
      loss.................... $     .53  $     .24   $     1.00    $      .22    $      .04
    Weighted average common
      and common equivalent
      shares..................    41,870     43,304       42,889        43,302        43,300
OTHER DATA:
    Operating earnings(2)..... $  46,763  $  27,723   $  110,677    $   63,065    $   23,695
    Depreciation and
      amortization............     4,332      4,018       15,198        18,984         9,722
    Capital expenditures......     5,786      1,575        7,104         6,530         9,173
BALANCE SHEET DATA (AT END OF
  PERIOD):
    Total assets.............. $ 267,976  $ 252,939   $  273,734    $  258,932    $  234,330
    Total debt................   384,483    408,066      403,155       416,034       417,927
    Total stockholders'
      deficit.................  (291,274)  (298,767)    (286,594)     (309,274)     (319,032)

                                        YEAR ENDED
                                         JUNE 30,
                              ------------------------------
                                1994      1993      1992(1)
                              --------- ---------  ---------
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
    Revenues..................$ 542,609 $ 661,378  $ 684,029
    Earnings before
      extraordinary loss......    5,173    81,934     74,416
    Net earnings per share
      before extraordinary
      loss....................$     .12 $    1.89  $    1.62
    Weighted average common
      and common equivalent
      shares..................   43,300    43,300     43,300
OTHER DATA:
    Operating earnings(2).....$  36,590 $ 175,087  $ 165,244
    Depreciation and
      amortization............   23,959    25,384     35,654
    Capital expenditures......    4,069     4,039      4,192
BALANCE SHEET DATA (AT END OF
  PERIOD):
    Total assets..............$ 239,709 $ 275,165  $ 292,718
    Total debt................  419,000   418,741    493,481
    Total stockholders'
      deficit................. (316,779) (321,952)  (385,700)

------------

(1) Net earnings per share before extraordinary loss and weighted average common and common equivalent shares for the fiscal year ended June 30, 1992 give effect to the concurrent consummation, in March 1992, of (i) the Company's public offerings of 22,100,000 shares of Common Stock, $150 million aggregate principal amount of 8 3/8% Senior Notes Due 1997, $120 million aggregate principal amount of 8 7/8% Senior Notes Due 1999 and $150 million aggregate principal amount of 9 3/8% Senior Subordinated Notes Due 1999, and
    (ii) the Company's then-existing senior secured bank credit facility, and the application of the proceeds therefrom, as if such transactions had occurred at the beginning of the period presented. 1992 results include a charge against results of operations of $8.0 million in respect of a nonrecurring special cash bonus for certain employees paid by CPH or one of its subsidiaries (other than the Company) in connection with the Company's March 1992 initial public offering of Common Stock.

(2) Operating earnings represent earnings from continuing operations before interest expense and income taxes. Operating earnings include write-downs/sale of business of $16,870 in the year ended December 31, 1995 and minority income of $12, $1,374, $262 and $43 for the years ended December 31, 1996 and 1995, the six months ended December 31, 1994, and the three months ended March 31, 1996, respectively, and minority loss of $10 for the three months ended March 31, 1997.

                                  RISK FACTORS

     Prior to making an investment, prospective purchasers of the Shares should consider carefully the specific risk factors set forth under 'Risk Factors,' as well as the other information set forth or incorporated by reference in this Prospectus.

                           FORWARD-LOOKING STATEMENTS

     The forward-looking statements contained in this Prospectus constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a new competitor in the Company's core FSI business and subsequent price competition; an increase in the Company's paper costs; new technology that would make FSIs less attractive; a shift in customer preference for different promotional materials, promotional strategies, or coupon delivery modes; or general business and economic conditions.

                                  RISK FACTORS

     Prospective investors should consider carefully the following risk factors, together with the other information set forth or incorporated by reference in this Prospectus, before purchasing the Common Stock offered hereby.

COMPETITION

     The Company currently competes in the cooperative FSI business principally with News America FSI, Inc., a company controlled by The News Corporation Limited. This competitor has substantially greater financial resources than those of the Company. If existing competitors attempted to significantly increase market share or other competitors were to enter the market, management believes that such competitors would be forced to compete with the Company primarily on the basis of price. In addition, if more FSI programs were published as a result, the number of pages per FSI program published by the Company could decrease from current levels causing an increase in the Company's cost and the average price per page paid by customers could decrease. A decrease in the number of pages per FSI program and the average price per page could have a material adverse effect on the Company's financial performance. Several times in the past, new competitors have attempted to establish themselves in the FSI market. In some instances, this has resulted in periods of intense price competition. Future competition could have a similar negative impact on the Company's financial performance. The Company also experiences competition with respect to its VIP and ROP divisions. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business -- Competition.'

     Although management believes that cooperative FSIs are currently the most efficient means of distributing coupons to the public, the Company competes with other media for the promotion and marketing dollars of its customers. It is possible that alternative media or changes in promotional strategies could make FSIs less attractive to the Company's customers or could cause a shift in their preference to different promotional materials or coupon delivery modes.

COST OF PAPER

     Paper constitutes one of the Company's primary cost components. In the last two years, the Company's paper prices have experienced dramatic fluctuations, increasing nearly 70% in 1995 before returning in 1997 to levels approximating those in 1994. The Company has very limited ability to protect itself from such fluctuations or to pass increased costs along to its customers. The Company maintains on average less than 30 days of paper inventory. Significant increases in the cost of paper could have a material adverse effect on the Company's financial performance.

PRINCIPAL STOCKHOLDER


     After the Offerings, the Selling Stockholder will own approximately 5.4% of the outstanding Common Stock (or if the Underwriters' over-allotment options are exercised in full, the Selling Stockholder will no longer own any of the Company's outstanding shares of Common Stock) and may retain the effective power to influence the Company's corporate policies. See 'Principal and Selling

Stockholders' and 'Description of Common Stock.' After the consummation of the Offerings, Graham A. Cubbin and James D. Packer (both of whom are affiliated with the Selling Stockholder) intend to resign from the Company's Board of Directors, and Brian M. Powers, Chief Executive Officer of CPH, intends to resign as Chairman of the Company's Board of Directors but remain as a director of the Company.

SHARES ELIGIBLE FOR FUTURE SALE; FUTURE SALES BY SELLING STOCKHOLDER

     No prediction can be made as to the effect that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of stock options), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.


     All of the shares of Common Stock sold in the Offerings (including shares, if any, sold if the Underwriters' over-allotment options are exercised) may be freely traded without restriction under the Securities Act of 1933, as amended (the 'Securities Act'), except for any shares purchased or held by an 'affiliate' of the Company, as that term is defined under Rule 144 promulgated under the Securities Act. In addition to the Shares sold in the Offerings, 913,342 shares issuable upon the exercise of options (of which options covering 548,026 shares were exercisable as of April 30, 1997) will be eligible for sale by holders without restrictions under the Securities Act. In addition, 2,080,472 shares issuable upon the exercise of options (of which options covering 2,050,472 shares will be exercisable immediately following the Offerings) will be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act and the sale restrictions imposed under the Purchase Agreements described in 'Shares Eligible for Future Sale.' In addition, the remaining 2,173,800 shares held by the Selling Stockholder (assuming no exercise of the Underwriters' over-allotment options) will also be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act. The Selling Stockholder has been granted certain registration rights in connection with the Offerings, pursuant to which some or all of the Selling Stockholder's shares of Common Stock owned following the Offerings may be registered for resale on the open market. See 'Principal and Selling Stockholders.'

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Company's Common Stock is traded on the NYSE under the symbol 'VCI.' The following table sets forth the high and low reported sale prices for the Common Stock as quoted by the NYSE for the periods indicated.


CALENDAR PERIOD                                                                          LOW    HIGH
--------------------------------------------------------------------------------------   ---    ---

1995
     First Quarter....................................................................   $14 1/2 $18 5/8
     Second Quarter...................................................................    16 1/8  18 1/2
     Third Quarter....................................................................    14      17 1/4
     Fourth Quarter...................................................................    13 5/8  17 7/8
1996
     First Quarter....................................................................   $15 1/2 $17 5/8
     Second Quarter...................................................................    14 5/8  19 3/8
     Third Quarter....................................................................    14 7/8  18 3/8
     Fourth Quarter...................................................................    14 5/8  21 1/8
1997
     First Quarter....................................................................   $18 1/4 $23
     Second Quarter...................................................................    21 1/8  28



     The last reported sale price for the Common Stock on the NYSE on July 1, 1997 was $24 per share. As of June 3, 1997, there were approximately 340 holders of record of Common Stock.


     During 1996, the Company's Board of Directors authorized the repurchase of up to 5,000,000 shares of Common Stock. Since that time, the Company has repurchased 3,383,200 shares of Common Stock. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.'

     The Company suspended its policy of paying cash dividends on its Common Stock in 1993. The terms of certain debt instruments (including the Company's credit facility and the indentures related to its public debt securities) restrict the payment of dividends. The declaration and timing of any dividends in the future will be determined by the Company's Board of Directors, based on its results of operations, financial condition, cash requirements, certain corporate law requirements, applicable restrictive covenants and other factors.

                                USE OF PROCEEDS

     All of the Shares offered hereby are being offered by the Selling Stockholder. The Company will receive no proceeds from the Offerings.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company and its subsidiaries at March 31, 1997 as derived from the Company's unaudited interim financial statements. This table should be read in conjunction with the Company's consolidated financial statements and notes thereto which have been incorporated herein by reference.


                                                                                        MARCH 31, 1997
                                                                                    ----------------------
                                                                                    (DOLLARS IN THOUSANDS)

CASH AND CASH EQUIVALENTS........................................................         $   60,901
                                                                                        ------------
                                                                                        ------------
SHORT-TERM DEBT..................................................................          --

LONG-TERM DEBT
     Credit Facility(1)..........................................................          --
     8 7/8% Senior Notes Due 1999................................................         $    6,142
     9 3/8% Senior Subordinated Notes Due 1999...................................            123,457
     9.55% Senior Notes Due 2003.................................................            254,884
                                                                                        ------------
          Total long-term debt...................................................            384,483
                                                                                        ------------
STOCKHOLDERS' DEFICIT
     Common Stock, par value $.01; 100,000,000 shares authorized; 41,452,342
       shares outstanding at March 31, 1997......................................                435
     Additional paid-in capital..................................................             42,891
     Accumulated deficit.........................................................           (284,257)
     Less cost of treasury stock at cost (2,037,200 shares at March 31,
       1997)(2)..................................................................            (35,873)
     Common Stock repurchase commitment(2).......................................            (14,323)
     Foreign currency translation adjustment.....................................               (147)
                                                                                        ------------
          Total stockholders' deficit............................................           (291,274)
                                                                                        ------------
               Total capitalization..............................................         $   93,209
                                                                                        ------------
                                                                                        ------------


------------

(1) The Company has the ability, subject to certain limitations, to borrow an aggregate amount of up to $40,000 under the Company's existing credit facility for general corporate purposes. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.'


(2) Represents amounts payable to the Selling Stockholder or its affiliates (other than the Company) pursuant to repurchase options exercised under the Option Agreement through March 31, 1997. As of June 1, 1997, the cost of treasury stock at cost was $42,932 and the Common Stock repurchase commitment under the Option Agreement was $21,382, all of which was paid on June 11, 1997. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.'

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth selected consolidated financial information of the Company for the periods indicated below. In July 1994, the Company elected to change its year-end from June 30 to December 31, resulting in a six-month transitional period ended December 31, 1994. The selected consolidated financial information is derived from the Company's consolidated financial statements and notes thereto. Information for the three months ended March 31, 1997 and 1996 is derived from unaudited interim financial statements which reflect, in the opinion of the Company, all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the financial data for such periods. Results for interim periods are not necessarily indicative of results for the full year. The Company is expected to incur a charge against results of operations in respect of a special cash bonus to be paid by the Selling Stockholder or its affiliates (other than the Company) to certain employees in connection with the Offerings. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.' This table should be read in conjunction with the Company's consolidated financial statements and notes thereto which have been incorporated herein by reference. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                THREE MONTHS ENDED           YEAR ENDED           SIX MONTHS
                                    MARCH 31,               DECEMBER 31,            ENDED
                               --------------------  --------------------------  DECEMBER 31,
                                 1997       1996         1996          1995          1994
                               ---------  ---------  ------------  ------------  ------------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
    Revenues:
        Net sales............. $ 189,307  $ 179,996   $  656,602    $  609,969    $  277,944
        Other.................       652        537        2,506         3,783         1,090
                               ---------  ---------  ------------  ------------  ------------
                                 189,959    180,533      659,108       613,752       279,034
    Costs and expenses:
        Cost of products
          sold................   123,640    134,290      473,123       466,120       223,456
        Selling, general and
          administrative......    17,035     16,496       67,139        59,445        27,473
        Amortization of
          intangible assets...     2,511      2,067        8,181         9,626         4,672
        Interest expense......    10,099     10,263       39,625        40,451        19,623
        Minority interests....        10        (43)         (12)       (1,374)         (262)
        Write-downs/sale of
          business(2).........    --         --          --             16,870       --
                               ---------  ---------  ------------  ------------  ------------
                                 153,295    163,073      588,056       591,138       274,962
    Earnings (loss) before
      income taxes and
      extraordinary loss......    36,664     17,460       71,052        22,614         4,072
    Income taxes..............    14,366      7,000       28,150        13,040         2,149
                               ---------  ---------  ------------  ------------  ------------
    Earnings before
      extraordinary loss......    22,298     10,460       42,902         9,574         1,923
    Extraordinary loss(3).....    --         --          --            --             (4,176)
                               ---------  ---------  ------------  ------------  ------------
    Net earnings (loss)....... $  22,298  $  10,460   $   42,902    $    9,574    $   (2,253)
                               ---------  ---------  ------------  ------------  ------------
                               ---------  ---------  ------------  ------------  ------------
    Net earnings per share
      before extraordinary
      loss.................... $     .53  $     .24   $     1.00    $      .22    $      .04
    Net earnings (loss) per
      share...................       .53        .24         1.00           .22          (.05)
OTHER DATA:
    Operating earnings(4)..... $  46,763  $  27,723   $  110,677    $   63,065    $   23,695
    Depreciation and
      amortization............     4,332      4,018       15,198        18,984         9,722
    Capital expenditures......     5,786      1,575        7,104         6,530         9,173
BALANCE SHEET DATA (AT END OF
  PERIOD):
    Working capital........... $  (1,102) $  11,084   $   16,361    $    6,281    $  (21,377)
    Total assets..............   267,976    252,939      273,734       258,932       234,330
    Total debt................   384,483    408,066      403,155       416,034       417,927
    Total stockholders'
      deficit.................  (291,274)  (298,767)    (286,594)     (309,274)     (319,032)

                                        YEAR ENDED
                                         JUNE 30,
                              -------------------------------
                                 1994      1993      1992(1)
                              ---------- ---------  ---------
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
    Revenues:
        Net sales.............$  539,737 $ 660,167  $ 669,292
        Other.................     2,872     1,211     14,737
                              ---------- ---------  ---------
                                 542,609   661,378    684,029
    Costs and expenses:
        Cost of products
          sold................   432,492   427,187    428,873
        Selling, general and
          administrative......    62,625    48,334     70,497
        Amortization of
          intangible assets...    10,902    10,770     19,415
        Interest expense......    38,217    39,907     37,728
        Minority interests....    --        --         --
        Write-downs/sale of
          business(2).........    --        --         --
                              ---------- ---------  ---------
                                 544,236   526,198    556,513
    Earnings (loss) before
      income taxes and
      extraordinary loss......    (1,627)  135,180    127,516
    Income taxes..............    (6,800)   53,246     53,100
                              ---------- ---------  ---------
    Earnings before
      extraordinary loss......     5,173    81,934     74,416
    Extraordinary loss(3).....    --        --         --
                              ---------- ---------  ---------
    Net earnings (loss).......$    5,173 $  81,934  $  74,416
                              ---------- ---------  ---------
                              ---------- ---------  ---------
    Net earnings per share
      before extraordinary
      loss....................$      .12 $    1.89  $    1.62
    Net earnings (loss) per
      share...................       .12      1.89     --
OTHER DATA:
    Operating earnings(4).....$   36,590 $ 175,087  $ 165,244
    Depreciation and
      amortization............    23,959    25,384     35,654
    Capital expenditures......     4,069     4,039      4,192
BALANCE SHEET DATA (AT END OF
  PERIOD):
    Working capital...........$  (15,309) $(55,675) $ (99,696)
    Total assets..............   239,709   275,165    292,718
    Total debt................   419,000   418,741    493,481
    Total stockholders'
      deficit.................  (316,779) (321,952)  (385,700)


------------

(1) Net earnings per share before extraordinary loss for the fiscal year ended June 30, 1992 gives effect to the concurrent consummation, in March 1992, of
    (i) the Company's public offerings of 22,100,000 shares of Common Stock, $150 million aggregate principal amount of 8 3/8% Senior Notes Due 1997, $120 million aggregate principal amount of 8 7/8% Senior Notes Due 1999 and $150 million aggregate principal amount of 9 3/8% Senior Subordinated Notes Due 1999, and (ii) the Company's then-existing senior secured bank credit facility, and the application of the proceeds therefrom, as if such transactions had occurred at the beginning of the period presented. 1992 results include a charge against results of operations of $8.0 million in respect of a nonrecurring special cash bonus for certain employees, paid by CPH or one of its subsidiaries (other than the Company) in connection with the Company's March 1992 initial public offering of Common Stock.

(2) Write-downs/sale of business represents the aggregate pre-tax loss resulting from the sale of Valcheck (as defined), the discontinuation of the Company's in-store electronic sign network and the write-down of the goodwill recorded as a result of the purchase of Valassis of Canada in accordance with FAS
    121 -- Impairment of Long-Lived Assets, all during 1995.

(3) Extraordinary loss represents the loss, net of applicable income tax benefit of $2,694, resulting from the retirement through acquisition by tender offer of $256.6 million in debt of the Company in November 1994.

(4) Operating earnings represent earnings from continuing operations before interest expense and income taxes. Operating earnings include write-downs/sale of business of $16,870 in the year ended December 31, 1995 and minority income of $12, $1,374, $262 and $43 for the years ended December 31, 1996 and 1995, the six months ended December 31, 1994, and the three months ended March 31, 1996, respectively, and minority loss of $10 for the three months ended March 31, 1997.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     Certain statements under the caption 'Management's Discussion and Analysis of Financial Condition and Results of Operations' constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a new competitor in the Company's core FSI business and consequent price competition; an increase in the Company's paper costs; new technology that would make FSIs less attractive; a shift in customer preference for different promotional materials, promotional strategies or coupon delivery modes; or general business and economic conditions.

GENERAL

     The Company derives revenues primarily from the sale of space in promotional materials printed on the Company's printing presses. The Company's prime cost components include paper, payments to newspapers for insertion of promotional materials (media), printing costs (including labor) and shipping.

     As a result of the acquisition of the Company by an affiliate of CPH in 1986, the Company incurred approximately $332.0 million in debt. The acquisition included significant amounts of tangible and intangible assets. As a consequence, the Company's results of operations include a significant level of noncash expenses related to the amortization of intangible assets, including goodwill.

RESULTS OF OPERATIONS

     The following table sets forth for the periods indicated, certain income and expense items from continuing operations and the percentages that such items bear to revenues.

                                    THREE MONTHS ENDED MARCH 31,                        YEAR ENDED DECEMBER 31,
                               --------------------------------------  ----------------------------------------------------------
                                      1997                1996                1996                1995                1994
                               ------------------  ------------------  ------------------  ------------------  ------------------
                                           % OF                % OF                % OF                % OF                % OF
                                ACTUAL   REVENUES   ACTUAL   REVENUES   ACTUAL   REVENUES   ACTUAL   REVENUES   ACTUAL   REVENUES
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
                                            (UNAUDITED)              (DOLLARS IN MILLIONS)                        (UNAUDITED)

FSI sales.....................  $141.4      74.4%   $145.2      80.5%   $504.1      76.5%   $480.7      78.3%   $446.3      79.3%
VIP sales.....................    25.2      13.3%     18.6      10.3%     89.4      13.6%     76.8      12.5%     61.7      11.0%
ROP sales.....................    10.7       5.6%      3.8       2.1%     25.5       3.9%     19.4       3.2%     38.3       6.8%
Other.........................    12.7       6.7%     12.9       7.1%     40.1       6.0%     36.9       6.0%     16.5       2.9%
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Revenues......................   190.0     100.0%    180.5     100.0%    659.1     100.0%    613.8     100.0%    562.8     100.0%
Cost of products sold.........   123.6      65.1%    134.3      74.4%    473.1      71.8%    466.1      75.9%    451.6      80.2%
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Gross profit..................    66.4      34.9%     46.2      25.6%    186.0      28.2%    147.7      24.1%    111.2      19.8%
Selling, general and
  administrative expenses.....    17.0       8.9%     16.5       9.1%     67.1      10.2%     59.5       9.7%     69.9      12.4%
Amortization of intangibles...     2.6       1.4%      2.0       1.1%      8.2       1.2%      9.6       1.5%     10.2       1.8%
Minority interest.............      --        --        --        --        --        --      (1.4)      (.2)%     (.3)    --
Write-downs/sale of
  business....................      --        --        --        --        --        --      16.9       2.8%    --        --
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Operating earnings............    46.8      24.6%     27.7      15.4%    110.7      16.8%     63.1      10.3%     31.4       5.6%
Interest expense..............    10.1       5.3%     10.2       5.7%     39.6       6.0%     40.5       6.6%     39.3       7.0%
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Earnings (loss) before income
  taxes and extraordinary
  loss........................    36.7      19.3%     17.5       9.7%     71.1      10.8%     22.6       3.7%     (7.9)     (1.4)%
Income taxes..................    14.4       7.6%      7.0       3.9%     28.2       4.3%     13.0       2.1%    (11.7)     (2.1)%
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Earnings before extraordinary
  loss........................  $ 22.3      11.7%   $ 10.5       5.8%   $ 42.9       6.5%   $  9.6       1.6%   $  3.8        .7%
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

FIRST THREE MONTHS OF 1997 COMPARED TO FIRST THREE MONTHS OF 1996

     Total revenues increased 5.3% from $180.5 million for the first quarter of 1996 to $190.0 million for the first quarter of 1997. FSI revenues were down 2.6% from $145.2 million for the first quarter of 1996 to $141.4 million for the first quarter of 1997. This decline was due primarily to the first quarter of 1997 having one less FSI publishing date than the first quarter of 1996. Management expects FSI page volume to be relatively flat in 1997 based on the Company's performance thus far in 1997, existing bookings and tentative reservations for space in the balance of the year. VIP sales were up 35.5% to $25.2 million for the first quarter of 1997, as compared to $18.6 million for the first quarter of 1996. This increase reflected the continued strong demand by core customers as well as additional sales from new customers. VIP sales do not typically track quarter-to-quarter and do not require the same level of advance bookings; however, management anticipates VIP will continue to experience growth in 1997. ROP sales rose significantly during the first quarter of 1997 to $10.7 million, from $3.8 million for the first quarter of 1996. Like VIP sales, ROP sales do not necessarily track quarter-to-quarter, and the first quarter increase in 1997 was primarily driven by one-time events in the pharmaceutical category. The ROP division is not expected to be a strong growth area, but has been experiencing an increased demand in certain product categories.

     Gross profit margin rose to 34.9% in the first quarter of 1997, from 25.6% in the first quarter of 1996. This was primarily the result of the decline in paper prices from the prior year and, to a lesser extent, media efficiencies caused by higher average page counts in the first quarter of 1997.

     Selling, general and administrative expenses increased slightly to $17.0 million for the first quarter of 1997 from $16.5 million for the first quarter of 1996. Management expects selling, general and administrative expenses in the remainder of 1997 to remain consistent with those experienced in the first quarter.

     Interest expense was down for the first quarter of 1997, reflecting the decrease in aggregate outstanding indebtedness following the early retirement of debt during the final three quarters of 1996 and the first quarter of 1997. Included in interest expense for the quarter ended March 31, 1997 was $378,000 representing premiums paid to repurchase debt. Amortization expense increased as the $470,000 of goodwill on the books of the Company's French subsidiary was written off during the first quarter of 1997 as the result of management's decision to discontinue operations in France.


     Net earnings were $22.3 million for the first quarter of 1997, as compared to $10.5 million for the first quarter of 1996. These improved results were due to strong VIP and ROP sales, together with a 35% decline in paper costs from the first quarter of 1996. Management believes paper costs should remain relatively stable during the remainder of 1997.


     Traditionally, the first quarter is the Company's strongest quarter with respect to volumes and earnings. Results for 1996 did not follow this pattern, as later quarters were significantly impacted by rapidly declining paper prices.

CALENDAR 1996 COMPARED TO CALENDAR 1995

     Net earnings increased 347% to $42.9 million in 1996 from $9.6 million in 1995. This increase was due primarily to improved pricing in the core business of FSIs. In addition, 1995 earnings included an after-tax charge of $12.5 million due to the discontinuance of the Company's in-store marketing business and the write-down of goodwill of Valassis of Canada.

     Revenues for calendar 1996 were $659.1 million, up 7.4% from $613.8 million in calendar 1995. FSI revenue increased 4.9% to $504.1 million in 1996, reflecting higher FSI pricing. FSI page volume was down slightly during 1996 as the result of fewer publishing dates; however, the Company's FSI market share increased (based on Company-estimated number of FSI pages published) during the second half of 1996. VIP revenue increased significantly during 1996, rising to $89.4 million in 1996, as compared to $76.8 million in 1995. This 16.4% increase was due principally to increased promotional activity by core customers and new customers, as well as strong demand for VIP's expanded product line. ROP revenue rose 31.4% from the 1995 level to $25.5 million in 1996 as the result of increased activity by retail accounts and the pharmaceutical industry. Revenue from other businesses also increased, particularly in the area of sampling due to the introduction of a new sampling product. Management expects this growth in its sampling business to continue in 1997.

     Gross profit as a percentage of revenue increased to 28.2% in 1996, compared to 24.1% in 1995. The increase was primarily attributable to improved FSI pricing. Paper costs began to fall during 1996, after dramatic increases in 1995; however, the average cost for 1996 was up slightly from the 1995 average. The declining paper prices experienced throughout 1996 are expected to have an even greater positive effect in 1997, to the extent that lower costs are experienced throughout the entire year.

     Selling, general and administrative expenses increased to $67.1 million in 1996, as compared to $59.5 million in 1995. The 1996 increase reflected additional selling costs associated with higher revenues and a full year of operations for Valassis of Canada, the Company's Canadian subsidiary, acquired in March 1995. Moreover, 1995 expenses were reduced by the effect of a $1.0 million insurance refund.

     Interest expense was down in 1996 to $39.6 million from $40.5 million in 1995. The Company purchased $13.0 million and $2.0 million in principal amount of its public subordinated debt in 1996 and 1995, respectively.

CALENDAR 1995 COMPARED TO CALENDAR 1994

     Net earnings increased to $9.6 million in 1995 from $3.8 million (before an extraordinary loss of $4.2 million) in the comparable year ended December 31, 1994. This increase was due primarily to improved pricing in the core business of FSIs as the negative impact of a 1993-1994 industry price war began to lessen. See 'Business -- Competition.' Earnings for 1995 were negatively affected, however, due to dramatic increases in the cost of paper, as well as the after-tax charges associated with the discontinuance of the Company's in-store marketing business and the write-down of goodwill of Valassis of Canada.

     Revenues for calendar 1995 were $613.8 million, up 9.1% from $562.8 million in calendar 1994. This increase was primarily attributable to higher FSI pricing in 1995. FSI revenue rose 7.7% to $480.7 million in 1995. Although price recovery was substantial, pages produced were down nearly 7% as a result of decreased market share and fewer publishing dates in 1995 versus 1994. VIP revenue increased significantly, rising to $76.8 million in 1995 from $61.7 million in 1994. This growth reflected expanded printing capacity, increased spending by traditional customers and new product offerings. ROP revenue declined in 1995 to $19.4 million compared with $38.3 million in 1994. This decrease was due principally to the loss of a large contract which expired in early 1995. New businesses, including sampling and international ventures, contributed $35.6 million to 1995 revenue, compared with $13.5 million in 1994. This increase was primarily due to the acquisition of Valassis of Canada in 1995 and growth in the sampling division.

     Gross profit as a percentage of revenue increased to 24.1% in 1995, compared with 19.8% in 1994. The increase was due principally to higher pricing, partially offset by unprecedented increases in the cost of paper, the Company's largest cost component. Improved media and printing efficiencies were also experienced in 1995, due to increased book sizes.

     Selling, general and administrative expenses decreased to $59.5 million in 1995, compared with $69.9 million in 1994. Expenses in this category for 1994 included a one-time charge of $14.0 million to settle a lawsuit with Sullivan Marketing, Inc.

     Interest expense increased slightly to $40.5 million in 1995 from $39.3 million in 1994. Debt refinancings at the end of 1994 resulted in extended maturities and a higher interest rate. During 1995, $2.0 million in principal amount of public debt was extinguished, through an open-market purchase of subordinated debt.

     The assets of Valcheck Company ('Valcheck') (a partnership owned 80% indirectly by the Company and 20% by a third party, that was engaged in the marketing and printing of personal checks), were sold in May of 1995, resulting in a pre-tax loss of $1 million. Valcheck accounted for $6.2 million and $3.9 million of revenue in 1995 and 1994, respectively.

     In 1995, the Company decided to discontinue its in-store electronic sign network resulting in a pre-tax charge of $9.7 million to restate the assets to net realizable value. In addition, the goodwill recorded as a result of the purchase of Valassis of Canada was written down in accordance with the requirements of FAS 121 -- Impairment of Long-Lived Assets, resulting in a charge of $6.2 million. There was no income tax effect related to this write-down of goodwill. Based on the competitive climate, the

Canadian economy and changes in the mail order business at the time of the write-down, the projected future cash flows from the acquired business were not sufficient to justify the carrying value of the intangible assets. Valassis of Canada generated a pre-write-down net loss of $1.5 million in its nine months of operations in 1995, with $12.7 million of revenue.

LIQUIDITY AND CAPITAL RESOURCES
     The Company's liquidity requirements arise mainly from its working capital needs, primarily accounts receivable and inventory, and debt service requirements. The Company does not offer financing to its customers. FSI customers are billed for 75% of each order eight weeks in advance of the publication date and are billed for the balance immediately prior to the publication date. The Company inventories its work in progress at cost while it accrues progress billings as a current liability at full sales value. Although the Company receives considerable payments from its customers prior to publication of committed promotions, revenue is recognized only upon publication dates. Therefore, the progress billings on the balance sheet include any profits in the related receivables, and accordingly, the Company can operate with low, or even negative, working capital.
     Cash flow from operating activities increased from $10.6 million for the quarter ended March 31, 1996 to $37.9 million for the quarter ended March 31, 1997. This increase was mainly due to increased earnings and other positive working capital changes.
     From January 1, 1997 to April 30, 1997, the Company applied $12.7 million of cash toward the early retirement of long-term debt and $7.3 million in cash to satisfy scheduled principal amounts. During the first half of 1997, the Company also applied $42.8 million to repurchase Common Stock, $21.4 million of which was purchased by the Company under the Option Agreement. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.'
     The Company also had the ability as of March 31, 1997 to incur $40.0 million of additional indebtedness under its existing credit facility.
     The Company has scheduled principal prepayments on indebtedness of $128.5 million on March 15, 1999 and $255.0 million on December 1, 2003. The Company intends to use cash generated by operations to meet interest and principal repayment obligations, for general corporate purposes, to reduce its indebtedness and from time to time repurchase stock through the Company's stock repurchase program.

     On May 30, 1997, Valcheck exercised a put option for $5.00 per share in connection with 500,000 shares of common stock of Artistic Greetings, Inc. it received as partial consideration for its sale of its check business in 1995. Accordingly, it received $2.5 million on June 30, 1997, 20% of which is owed to a third party investor in Valcheck.

     Management believes the Company will generate sufficient funds from operations and will have sufficient lines of credit available to meet currently anticipated liquidity needs, including interest and required principal payments on indebtedness.

CAPITAL EXPENDITURES
     The Company owns three printing facilities. Capital expenditures were $7.1 million and $5.8 million for the year ended December 31, 1996 and the quarter ended March 31, 1997, respectively. Included in 1997 capital expenditures are a new printing press to accommodate the growth in the VIP business and costs associated with the relocation of the corporate headquarters. Management expects future capital expenditure requirements of approximately $7.0 million for the final three quarters of 1997 and approximately $5.0 million to $12.0 million in each of the next three years to meet increased capacity needs and to replace or rebuild equipment as required. It is expected that such capital expenditures will be financed from funds provided by operations.

INFLATION
     The results of operations and financial condition are presented based upon historical cost. While it is difficult to accurately measure the impact of inflation because of the nature of the estimates required, management believes that the effect of inflation on the results of the Company's operations and financial condition has not been significant.

                                    BUSINESS

OVERVIEW

     The Company is a leading print media company in the consumer promotion industry. The Company generates most of its revenues by printing and publishing cents-off coupons and other consumer purchase incentives primarily for package goods manufacturers. Package goods manufacturers use cents-off coupons to increase market share, build brand equity, attract new users and promote new products. The Company is one of the United States' largest printers and publishers of these coupons.

     Most of the consumer purchase incentives published by the Company are featured in cooperative FSIs, which are four-color promotional booklets printed at the three facilities owned by the Company. On 46 publishing dates in 1996, the Company's cooperative FSIs were inserted in the Sunday edition of over 400 newspapers with a combined average paid circulation of approximately 56.5 million. FSI sales represented approximately 76.5% and 74.4% of the Company's revenues for 1996 and the first quarter of 1997, respectively.

     The Company's VIP division was established in 1989 in response to growing customer demand for solo customized promotions. VIP offers customized design, printing and distribution services primarily for solo promotional programs. The division specializes in producing turnkey promotions for franchise and retail marketers, such as fast food chains, allowing orders to be placed on a national, regional or local basis.

     In addition to its FSI and VIP divisions, the Company arranges for the publication of its customers' consumer promotions directly on the pages of newspapers through its ROP division, which has the capacity to place promotions in major newspapers throughout the United States.

     The Company further expanded its product line in 1994 by introducing newspaper-delivered sampling products ('Newspac' and 'Newspouch'). In 1995, the Company acquired a Canadian consumer promotion and direct response merchandising company which it operates as Valassis of Canada. The Company previously engaged in a joint venture in Mexico and purchased a majority interest in a French promotion company, although both investments have since been liquidated. International operations accounted for approximately 3% of the Company's total revenues in 1996 and the first quarter of 1997.

BUSINESS STRATEGY

     The Company's strategy is to capitalize on the strong cash flow characteristics of its core FSI division and to maintain stable growth in profitability in that division. In order to accomplish the foregoing, the Company's strategy is to improve pricing of its FSI product and to continue its commitment to minimize costs through the use of computerized information systems and state-of-the-art production facilities, while providing high levels of product quality and customer service. The Company seeks to leverage its expertise in consumer promotion to develop further its growing VIP and sampling product lines. The Company will continue to develop and offer to its customers other products and services which complement its FSI expertise.

     The Company has entered into strategic acquisitions in the past in order to increase or protect market share, enter new markets for its traditional business lines or facilitate development of new product lines. The Company anticipates that it will continue to investigate opportunities for strategic acquisitions which management believes will enhance stockholder value.

FREE-STANDING INSERTS (FSIS)

     The Company's FSIs are distributed 46 to 48 times per year, depending upon the number of Sundays in any particular year that the Company considers viable publishing dates (generally, any non-holiday weekend). The Company printed and published approximately 76.1 billion cooperative FSI pages during the year ended December 31, 1996, representing over 46% of the Company-estimated 165 billion cooperative FSI pages printed and distributed nationally. During that period, the Company's cooperative FSIs were inserted in the Sunday edition of over 400 newspapers with a combined average paid circulation of 56.5 million. Cooperative FSI sales during the year ended December 31, 1996 and the first quarter of 1997 were $504.1 million and $141.4 million, or approximately 76.5% and 74.4%, respectively, of the Company's total revenues.

     Many sales are made significantly in advance of program dates. The Company typically announces its annual publication schedule approximately 18 months in advance of the first publication date and customers may reserve categories at any time thereafter. Account managers work closely with customers to select their FSI publication dates from the Company's schedule and coordinate all aspects of FSI printing and publication. The Company's proprietary order entry and ad placement software allows it to produce as many different FSI versions as customers require, typically over 270 different layout versions per publication date. By offering different versions in different markets, the Company offers its customers greater flexibility to target precise geographic areas or tailor promotional offers to particular markets by varying coupon values, promotion copy and terms of the promotional offer.

     No single customer accounted for more than 10% of FSI sales during the year ended December 31, 1996 with the top ten customers accounting for approximately 33% of FSI sales during the same period.

REMNANT SPACE

     At the end of the selling cycle for each cooperative FSI program, there is generally space in the booklet that has not been sold. This space, which typically accounts for approximately 20% of an FSI program, is referred to as 'remnant space' and is sold at a discount, primarily to direct mail marketers, who place themselves on a waiting list for space that may become available. Remnant space sales are included in total cooperative FSI sales for financial reporting purposes.

     The Company selects direct mail marketers as remnant space customers on the basis of a number of factors, including price, circulation, reputation and credit-worthiness. Remnant space customers are subject to being 'bumped' in favor of a regular price customer in need of space at the last minute.

VALASSIS IMPACT PROMOTIONS (VIP)

     VIP offers its customers specialty print promotion products in multiple, customized formats such as die-cuts, posters and calendars, as well as traditional FSI formats. Because these promotions feature only one manufacturer (referred to as 'solos'), the customer has the ability to create a completely individualized promotion. While VIP does, on occasion, produce printed material for direct mail programs or for shipment to store locations, its primary product is newspaper-delivered promotions. VIP offers customers the flexibility to run promotions any day of the year in newspapers throughout the United States. VIP specializes in producing turnkey promotions for franchise and retail marketers (e.g., fast food chains), allowing orders to be placed on a national, regional or local basis.

     To enhance the value of VIP, the Company recently developed Media Targeting Segmentation Systems, a detailed geographical targeting product which allows Valassis to deliver promotions for customers to specific zip codes or zones based upon the ability of the newspaper to provide zoned delivery. This enhancement allows, for example, a fast food franchisee to target a radius around its stores for a specific promotion.

     VIP sales during the year ended December 31, 1996 and the first quarter of 1997 were $89.4 million and $25.2 million, or approximately 13.6% and 13.3%, respectively, of the Company's total revenues. VIP sales are subject to greater volatility than either FSI or ROP sales due to the current limited number of VIP customers. VIP customers are made up of package goods manufacturers, fast food chain accounts, food brokers and food retailers. VIP customers include retailers who are generally excluded from the cooperative format. The top three customers accounted for approximately 40% of VIP sales for the year ended December 31, 1996, with the top ten customers accounting for approximately 68% of total VIP sales.

RUN-OF-PRESS (ROP)

     The Company arranges for the publication of ROP promotions in either a cooperative or solo format. Cooperative programs, which group the promotions of several customers together, are sold on a product exclusive basis, and usually run each week when a newspaper runs its food section. Solo programs (featuring a single advertiser) offer the marketer the flexibility to run in newspapers throughout the United States (including newspapers targeted to specific demographic groups) on any day of the year and in any section of the newspaper. The Company's total ROP sales during the year ended December 31, 1996 and the first quarter of 1997 were $25.5 million and $10.7 million, or approximately 3.9% and 5.6%, respectively, of the Company's total revenues.

     Media (newspaper placement fees) is the major cost component of ROP distribution, accounting for virtually all of the Company's total direct ROP costs during the year ended December 31, 1996 and the first quarter of 1997. Management believes that its customers use the Company to place ROP because of the Company's ability to negotiate favorable media rates, its well-developed production and placement capabilities, and its capacity to execute integrated FSI and ROP programs.

     ROP customers include primarily package goods manufacturers, and their advertising and promotion agencies. The top four customers accounted for 62% of ROP sales for the year ended December 31, 1996, with the top ten customers accounting for approximately 83% of the total ROP sales during the same period.

VALASSIS SAMPLING

     In 1994 Valassis introduced a newspaper-delivered sampling product that gives manufacturers the ability to reach up to 50 million households in one day. Samples can either be machine inserted into newspapers (Newspac), placed in a polybag alongside the newspaper, or pre-sealed in a pouch that forms part of the polybag (Newspouch).

     Valassis' sampling sales during the year ended December 31, 1996 and the first quarter of 1997 were $14.3 million and $5.8 million, or approximately 2.2% and 3.0%, respectively, of the Company's total revenues. One customer accounted for 27% of sampling sales for the year ended December 31, 1996, with the top 10 customers accounting for approximately 92% of total sampling sales during 1996.

BACKGROUND OF THE COMPANY

     The Company is the successor to a business founded in 1970 and operated under the names George F. Valassis & Company and GFV Communications, Inc. Valassis produced its first FSI in 1972. In December 1986, the assets of this business were acquired by Valassis Inserts, a corporation indirectly owned by CPH, an affiliate of the Selling Stockholder. In March 1992, the Company, which was the direct parent of Valassis Inserts, sold 22,100,000 shares of Common Stock to the public. In March 1993, Valassis Inserts was merged into the Company, its corporate parent.

VALASSIS OF CANADA

     In March 1995, Valassis acquired a Canadian consumer promotion and direct response merchandising company which it operates as Valassis of Canada. Valassis of Canada faced several challenges in 1995, including an industry price/market share battle, a relatively poor Canadian economy, and mail order volume decline. Since then, the Company has streamlined or repositioned existing products, dropped unprofitable offerings, and added new products and services to better meet the needs of its customers.

DISPOSITIONS

     In April 1997, the Company decided to discontinue the operations of Valassis France, its French subsidiary specializing in couponing programs and customized consumer print promotions. This resulted in a net write-off of goodwill of $470,000 at March 31, 1997.

     The Company had a 50% joint venture interest in Valassis de Mexico but decided to exit this business in 1997. The disposal of this business involved minimal costs and did not have a material effect on the Company's earnings or financial position.

     The Company sold the assets of its personal check direct marketing division, Valcheck, in 1995. In addition, a decision was made at the end of 1995 to discontinue the in-store electronic sign network, Valassis In-Store Marketing. The assets of Valassis In-Store Marketing were subsequently sold in April 1996. The Company believes that neither of these product lines demonstrated the profit potential necessary to warrant continued investment and marketing support.

COMPETITION

     The Company currently competes in the cooperative FSI business principally with News America FSI, Inc., a company controlled by The News Corporation Limited. This competitor has substantially greater financial resources than those of the Company. The Company competes for business primarily on the basis of price, category availability, frequency and availability of publication dates, and customer service and sales relationships. In addition, the Company competes with in-store advertising and other forms of coupon delivery.

     Several times in the past, new competitors have attempted to establish themselves in the FSI market. In some instances, this has resulted in periods of intense price competition. Furthermore, an increase in the number of FSI programs published may lead to a decrease in the number of pages per FSI program published by the Company and the average price per page paid by customers with a consequent material adverse effect on the Company's financial performance. The Company's results for the fiscal year ended June 30, 1994 and the year ended December 31, 1994 were severely impacted by business booked under competitive pricing conditions, which accompanied the efforts of Sullivan Marketing, Inc. to enter the FSI market. Sullivan Marketing, Inc. withdrew from the FSI market in February 1994. Some FSI price recovery took place during 1995 with further increases in FSI prices in 1996.

     Although management believes that cooperative FSIs are currently the most efficient means of distributing coupons to the public, the Company competes with other media for the promotion and marketing dollars of its customers. It is possible that alternative media or changes in promotional strategies could make free-standing inserts less attractive to the Company's customers or could cause a shift in their preference to different promotional materials or coupon delivery modes.

     The VIP division also competes with News America FSI, Inc. for package goods and fast food business and with commercial printers. VIP continues to add new services and product formats to meet the needs of an expanding customer base.

     The Company competes with several newspaper network groups in the ROP market. As there are no significant capital investments associated with that business, other competitors could easily enter the ROP market. An increase in the number of ROP competitors could result in a loss of market share for the Company's ROP division.

EMPLOYEES

     At December 31, 1996, the Company had approximately 1,200 employees. Approximately 407 of these employees are on the Company's sales, sales operations and marketing staff; approximately 700 are involved in manufacturing; approximately 27 are on its management information systems staff; and approximately 66 are involved with administration. None of the Company's employees are represented by a labor union. The Company considers labor relations with employees to be good and has not experienced any interruption of its operations due to labor disagreements.

PROPERTIES

     The principal executive offices of the company are located in a newly constructed and leased office building in Livonia, Michigan. The Company also leases sales offices in Seal Beach, California; Schaumburg, Illinois; Atlanta, Georgia; Dallas, Texas; Boston, Massachusetts; Minneapolis, Minnesota; Wilton, Connecticut; and various other localities.

     The Company owns three printing facilities. The Livonia printing facility consists of approximately 225,000 square feet and includes VIP, printing and warehouse facilities. The Company's printing facilities in Durham, North Carolina and Wichita, Kansas, consist of approximately 110,000 square feet and 138,000 square feet, respectively. In addition, the Company leases a facility in Plymouth, Michigan which houses its pre-press operations. These facilities generally have sufficient capacity to handle present volumes although, during periods of unusual demand, the Company may require services of a contract printer. Total operating lease rentals for the year ended December 31, 1996 was $3.2 million.

     Pursuant to the terms of the Company's credit facility, substantially all of the Company's assets and properties are subject to a security interest in favor of the banks that are parties to such credit facility.

LEGAL PROCEEDINGS

     The Company is involved in various routine litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     Set forth below is the number of shares of Common Stock beneficially owned by the Selling Stockholder as of the date of this Prospectus and the number of shares of Common Stock beneficially owned as of April 30, 1997 by the Company's five most highly compensated executive officers, each director of the Company and all directors and executive officers of the Company as a group, and each other 5% holder of the Company's Common Stock (after giving effect to the repurchase of 1,026,200 shares of Common Stock by the Company from the Selling Stockholder pursuant to the Option Agreement, which repurchase was completed on June 11, 1997).


                                                                    SHARES BENEFICIALLY       SHARES BENEFICIALLY
                                                                      OWNED PRIOR TO              OWNED AFTER
                                                                         OFFERINGS               OFFERINGS(12)
                                                                  -----------------------    ---------------------
                             NAME                                 NUMBER(1)      PERCENT      NUMBER       PERCENT
---------------------------------------------------------------   ----------     --------    ---------     -------

Conpress International (Netherlands Antilles) N.V.(2)..........   20,173,800       50.3%     2,173,800        5.4%
Kerry F.B. Packer(2)...........................................   20,173,800       50.3%     2,173,800        5.4%
James D. Packer(2)(3)..........................................   20,173,800       50.3%     2,173,800        5.4%
The Goldman Sachs Group, L.P.(4)...............................    4,225,420       10.5%     4,225,420       10.5%
Richard N. Anderson(5).........................................      195,680       *           195,680       *
David A. Brandon(6)............................................    1,416,131        3.4%     1,416,131        3.4%
Graham A. Cubbin...............................................            0       *                 0       *
Mark C. Davis(7)...............................................        2,878       *             2,878       *
Barry P. Hoffman(8)............................................      171,258       *           171,258       *
Jon M. Huntsman, Jr. ..........................................        2,628       *             2,628       *
Brian M. Powers................................................            0       *                 0       *
Robert L. Recchia(9)...........................................      173,471       *           173,471       *
Alan F. Schultz(10)............................................      211,213       *           211,213       *
Faith Whittlesey...............................................        3,378       *             3,378       *
All executive officers and directors as a group (11
  persons)(11).................................................   22,350,437       53.0%     4,350,437       10.3%


------------

*   Less than 1.0%.

     The address of Conpress International (Netherlands Antilles) N.V. is c/o 2nd Floor, Block A, Russell Court, Saint Stephen's Green, Dublin 2, Ireland. The address of Kerry F.B. Packer, Graham A. Cubbin, James D. Packer and Brian M. Powers is Consolidated Press Holdings Limited, 54-58 Park Street, Sydney, N.S.W., Australia 2000. The address of The Goldman Sachs Group, L.P. is 85 Broad Street, New York, New York 10004. The address of Mark C. Davis is Chase Bank, 270 Park Avenue, New York, New York 10017. The address of Faith Whittlesey is Mountain Lake, PO Box 3651, Lake Wales, Florida 33859. The address of Jon M. Huntsman, Jr. is 200 Eagle Gate Tower, Salt Lake City, Utah 84111. The address of all other persons listed above is 19975 Victor Parkway, Livonia, Michigan 48152.

 (1) Unless otherwise noted, each beneficial owner of more than 5% of the Common Stock, director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

 (2) The Selling Stockholder is 100% indirectly owned by Consolidated Press International Limited, which in turn is 100% owned (54.3% directly and 45.7% indirectly) by CPH. CPH is 100% owned (52.35% directly and 47.65% indirectly) by Cairnton Holdings Pty Ltd., of which Consolidated Press International Holdings Limited ('CPIHL') owns 99.2%. Kerry F.B. Packer is the indirect beneficial owner of CPIHL. James D. Packer, a director and the son of Kerry F.B. Packer, may be deemed to have an indirect beneficial interest in the same shares reported by Kerry F.B. Packer. James D. Packer does not have sole voting or investment power over such shares. Additionally, these shares of Common Stock have been pledged to Westpac Custodian Nominees Limited ('Westpac') pursuant to stock pledge agreements. Westpac also may be deemed to be the indirect beneficial owner of such shares. It is a condition of the Offerings that the Shares are released from the pledges pursuant to such stock pledge agreements.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) All such shares are owned by the Selling Stockholder, which James D. Packer may be deemed to beneficially own through a series of beneficially owned entities. However, James D. Packer does not have sole voting or investment power over such shares.

 (4) This information is based upon a Schedule 13G filed with the Commission on February 10, 1997, which indicates that voting and investment power is shared with respect to 2,943,420 of such shares.

 (5) Number of shares includes the right to acquire 174,526 shares of Common Stock within 60 days upon the exercise of outstanding options.

 (6) Number of shares includes the right to acquire 1,367,368 shares of Common Stock.

 (7) Until March, 1996, Mr. Davis was a Managing Director of Salomon Brothers Inc which acted as an underwriter in connection with the Company's initial public offering in 1992 and the Company's refinancing of its public debt in November 1994.

 (8) Number of shares includes the right to acquire 159,526 shares of Common Stock.

 (9) Number of shares includes the right to acquire 159,526 shares of Common Stock.

(10) Number of shares includes the right to acquire 189,526 shares of Common Stock within 60 days upon the exercise of outstanding options.

(11) Number of shares includes currently exercisable options to purchase 2,050,472 shares of Common Stock pursuant to the Company's 1992 Long-Term Incentive Plan, as amended. In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), the 2,050,472 shares of Common Stock for which the Company's directors and executive officers as a group hold options exercisable within 60 days have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.


(12) Assumes no exercise of the over-allotment options covering 2,173,800 shares of Common Stock granted to the Underwriters by the Selling Stockholder. If the over-allotment options are exercised in full, the Selling Stockholder will no longer own any shares of the Company's Common Stock after giving effect to the Offerings.


                            ------------------------

CERTAIN TRANSACTIONS AND RELATIONSHIPS


     The Selling Stockholder, Conpress International (Netherlands Antilles) N.V., is a Netherlands Antilles limited liability company indirectly owned by CPH, a private Australian holding company indirectly owned by Kerry F. B. Packer (whose son, James D. Packer, is a director of the Company) and his family. With the completion of the Company's initial public offering in March 1992, CPH's indirect ownership of the Company was reduced to 49%. During 1996, the Company's Board of Directors authorized the repurchase of up to 5,000,000 shares of Common Stock. In connection with the Company's share repurchase program and as approved by the stockholders of the Company at its 1996 Annual Meeting of Stockholders, the Company entered into the Option Agreement, pursuant to which the Selling Stockholder has the option to sell to the Company a number of shares of Common Stock up to the number of shares purchased by the Company on the open market in any given month at a price equal to the average price paid by the Company to the other stockholders during such month. During 1996, the Company repurchased approximately 1,330,800 shares of Common Stock, but no repurchase options were exercised under the Option Agreement and such options have expired pursuant to the terms thereof. As of the date of this Prospectus, the Company repurchased an additional 2,052,400 shares of Common Stock at an average price of $20.83 per share, including 1,026,200 shares pursuant to repurchase options under the Option Agreement, which were exercised in full. Following the Offerings, the Selling Stockholder will own 2,173,800 shares of Common Stock, or approximately 5.4% of the Company's outstanding shares of Common Stock (or if the Underwriters' over-allotment options are exercised in full, the Selling Stockholder will no longer own any of the Company's outstanding shares of Common Stock). See 'Capitalization' and 'Underwriting.'

     Conditioned on the consummation of the Offerings, the Selling Stockholder has agreed to pay, or cause one of its affiliates (other than the Company) to pay, a special cash bonus in the aggregate amount of 1.5% of the gross proceeds of the Offerings (or $6.5 million, assuming no exercise of the Underwriters' over-allotment options). Not more than 50% of such amount shall, at the discretion of David A. Brandon, the Company's Chief Executive Officer, be allocated to Mr. Brandon, and the balance shall be allocated by Mr. Brandon among other employees of the Company. Because the special cash bonus is to be paid by the Selling Stockholder or its affiliates (other than the Company), it will not require any use of the Company's cash. For accounting purposes, however, such special cash bonus will be charged against the results of operations in the accounts of the Company upon consummation of the Offerings. In the event of any future sales by the Selling Stockholder of its shares of Common Stock, the Selling Stockholder has agreed to the same special cash bonus arrangement.


     After the consummation of the Offerings, Graham A. Cubbin and James D. Packer (both of whom are affiliated with the Selling Stockholder) intend to resign from the Company's Board of Directors, and Brian M. Powers, Chief Executive Officer of CPH, intends to resign as Chairman of the Company's Board of Directors but remain as a director of the Company. It is expected that David
A. Brandon will be appointed Chairman of the Board of Directors.


     The Company and the Selling Stockholder have entered into a registration rights agreement providing the Selling Stockholder with certain demand and 'piggyback' registration rights with respect to its remaining shares of Common Stock after the Offerings. Pursuant to the registration rights agreement, the Company has agreed to file the Registration Statement (as defined) and to use all best efforts to cause the Registration Statement to be declared effective as soon as possible. The Selling Stockholder will also have the right to two additional demand registrations for its remaining shares of Common Stock and unlimited 'piggyback' registrations (whereby the Selling Stockholder can include shares of Common Stock owned by it in registered offerings initiated by the Company). In connection with any future exercise of such registration rights, subject to certain conditions and exceptions, the Company and the Selling Stockholder have agreed not to effect any public sale or distribution of securities of the Company similar to those proposed to be registered during the 10-day period prior to the effective date of the applicable registration statement or during the period beginning on such effective date and ending on the later of the completion of the distribution of such securities pursuant to such offering and 90 days (or such longer period as may be requested by the managing underwriter in connection with any particular demand registration) after such effective date. In the registration rights agreement, the Selling Stockholder has agreed (subject to certain limited exceptions) to pay the expenses, other than the fees and expenses of counsel to the Company, incident to any demand registration thereunder, and the Company has agreed to pay the expenses, other than registration fees or underwriting discounts or commissions, associated with any piggyback registration of shares of Common Stock owned by the Selling Stockholder. The terms of the registration rights agreement have been approved by a special committee of the Company's Board of Directors consisting solely of disinterested directors. Pursuant to the registration rights agreement, the Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.


                        SHARES ELIGIBLE FOR FUTURE SALE

     No prediction can be made as to the effect that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of stock options), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

     All of the shares of Common Stock sold in the Offerings (including shares, if any, sold if the Underwriters' over-allotments are exercised), may be freely traded without restriction under the Securities Act, except for any shares purchased or held by an 'affiliate' of the Company, as that term is defined under Rule 144 promulgated under the Securities Act. In addition to the Shares sold in the Offerings, 913,342 shares issuable upon the exercise of options (of which options covering 548,026 shares were exercisable as of April 30, 1997) will be eligible for sale by holders without restrictions under the Securities Act. In addition, 2,080,472 shares issuable upon the exercise of options (of which options covering 2,050,472 shares will be exercisable immediately following the Offerings) will be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act and the sale restrictions imposed under the Purchase Agreements (as defined) and described in the third paragraph below. The remaining 2,173,800 shares held by the Selling Stockholder (assuming no exercise of the Underwriters' over-allotment options) will also be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act. The Selling Stockholder has been granted certain registration rights in connection with the Offerings, pursuant to which some or all of the Selling Stockholder's shares of Common Stock owned following the Offerings may be registered for resale on the open market. See 'Principal and Selling Stockholders.'


     In general, under Rule 144, as currently in effect, any person (including any affiliate) that has held its shares of Common Stock for at least 12 months is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the then-outstanding shares of Common Stock of the Company or the average weekly trading volume during the four calendar weeks preceding such sale. Under Rule 144(k), a person who is not deemed an affiliate and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the volume limitations described above. As defined in Rule 144, an 'affiliate' of an issuer is a person that directly, or indirectly through the usage of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer. The foregoing is not intended to be a complete description of Rule 144 or of the rights of any affiliate to sell shares of Common Stock.

     The Company and the Selling Stockholder have agreed not to sell, offer to sell, grant any option for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (except for the shares offered hereby and other than sales pursuant to the Option Agreement) for a period of 120 days after the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated ('Merrill'), subject to certain limited exceptions included in the Purchase Agreements. Certain management employees have also agreed not to sell, offer to sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock for a period of 120 days after the date of this Prospectus without the prior written consent of Merrill, subject to certain limited exceptions included in the Purchase Agreements. See 'Underwriting.'

     The Company is unable to estimate the number of shares that may be sold in the future by its existing stockholders or the effect, if any, that sales by such stockholders will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, including pursuant to a demand registration conducted for the benefit of the Selling Stockholder, could adversely affect prevailing market prices.

                          DESCRIPTION OF COMMON STOCK

     The following description of the Company's Common Stock does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law and to the provisions of the Company's Restated Certificate of Incorporation and Amended By-Laws.

COMMON STOCK

     Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, and to share ratably in the assets of the Company legally available for distribution to stockholders in the event of liquidation or dissolution. See 'Price Range of Common Stock and Dividend Policy.' Holders of the Common Stock have no preemptive rights and no subscription or redemption privileges. The Common Stock does not have cumulative voting rights, which means that the holder or holders of more than half of the shares voting for the election of directors can elect all the directors then being elected.

     All the outstanding shares of Common Stock, including the shares of Common Stock to be sold in the Offerings made hereby, are fully paid and non-assessable.

     The Transfer Agent and Registrar for the Common Stock is The Bank of New York.

LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

     The Certificate of Incorporation of the Company effectively prohibits any Significant Transaction (defined below) between the Company or any subsidiary of the Company and any Interested Stockholder, which could have an adverse effect on the interests of stockholders of the Company other than any Interested Stockholder, unless the transaction is approved by the affirmative vote of a majority of the holders (other than Interested Stockholders) of the outstanding shares of the Company's Common Stock.

     An Interested Stockholder is defined as CPH and all entities (other than the Company) which control, are controlled by, or are under common control with, CPH ('CPH Affiliates'), so long as (and only so long as) CPH and the CPH Affiliates collectively beneficially own more than 25% of the outstanding shares of the Company's Common Stock. Following the Offerings, CPH will not be an Interested Stockholder.

     'Significant Transaction' is defined as (i) any merger or consolidation of the Company or a subsidiary with an Interested Stockholder; (ii) any transaction (or series of related transactions) involving the payment of more than $10 million, or the transfer of assets valued at more than $10 million, by the Company or a subsidiary to an Interested Stockholder (other than payments or transfers to all holders of Common Stock on a pro rata basis or to all holders of other equity or debt securities of the Company or a subsidiary substantially in accordance with the terms thereof, and other than payments or transfers pursuant to an offer made to all holders of Common Stock or all holders of other equity or debt securities of the Company or a subsidiary on the same terms, and other than transactions of a kind normally occurring in the ordinary course of business of the Company or a subsidiary on terms no less favorable to the Company or such subsidiary than the terms of comparable transactions with unrelated third parties); (iii) any issuance or sale of stock by the Company or a subsidiary to an Interested Stockholder (other than issuances or sales to all holders of Common Stock on a pro rata basis or pursuant to an offer made to all such holders on the same terms, and other than issuances or sales upon exercise of any conversion, exchange or purchase right set forth in an instrument or security held by an Interested Stockholder before becoming an Interested Stockholder or distributed to all holders of the Common Stock pro rata or issued or sold pursuant to an offer made to all such holders on the same terms); and
(iv) any receipt by an Interested Stockholder of the direct or indirect benefit of any loans, advances, assumptions of guarantees or indebtedness, or pledges of assets by the Company or a subsidiary.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law ('Section 203') prohibits certain persons ('interested stockholders') from engaging in a 'business combination' with a Delaware corporation for three years following the date such persons become interested stockholders. Interested stockholders generally include (i) persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation and (ii) persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation's outstanding voting stock at any time within three years before the date on which such a person's status as an interested stockholder is determined. Subject to certain exceptions, a 'business combination' includes, among other things (i) mergers or consolidations, (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, (iii) transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, except pursuant to a transaction that effects a pro rata distribution to all stockholders of the corporation, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the interested stockholder or (v) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     Section 203 does not apply to a business combination if (i) before a person becomes an interested stockholder, the board of directors of the corporation approves the transaction in which the interested stockholder became an interested stockholder or approves the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (other than certain excluded shares) or (iii) at the time of or following a transaction in which the person became an interested stockholder, the business combination is (a) approved by the board of directors of the corporation and (b) authorized at a regular or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

                                  UNDERWRITING

(IN THOUSANDS, EXCEPT PER SHARE DATA)
     Subject to the terms and conditions set forth in a purchase agreement (the 'U.S. Purchase Agreement'), the Selling Stockholder has agreed to sell to each of the underwriters named below (the 'U.S. Underwriters'), and each of the U.S. Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (the 'U.S. Representatives'), severally has agreed to purchase, the aggregate number of shares of Common Stock set forth opposite its name below.


                                                                                     NUMBER
              U.S. UNDERWRITERS                                                    OF SHARES
              -----------------                                                   ----------
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated......................................................    3,500,000
Morgan Stanley & Co. Incorporated...............................................    3,500,000
Bear, Stearns & Co. Inc. .......................................................    3,500,000
Donaldson, Lufkin & Jenrette Securities Corporation.............................    3,500,000
Credit Suisse First Boston Corporation..........................................      100,000
L.H. Friend Weinress & Frankson.................................................      100,000
Salomon Brothers Inc ...........................................................      100,000
Wasserstein Perella Securities, Inc. ...........................................      100,000
                                                                                   ----------
              Total.............................................................   14,400,000
                                                                                   ----------
                                                                                   ----------



     The Company and the Selling Stockholder have also entered into a purchase agreement (the 'International Purchase Agreement' and, together with the U.S. Purchase Agreement, the 'Purchase Agreements') with Merrill Lynch International, Morgan Stanley & Co. International Limited, Bear, Stearns International Limited, and Donaldson, Lufkin & Jenrette Securities Corporation (collectively, the 'International Managers' and, together with the U.S. Underwriters, the 'Underwriters'). Subject to the terms and conditions set forth in the International Purchase Agreement, the Selling Stockholder has agreed to sell to the International Managers, and the International Managers severally have agreed to purchase, an aggregate of 3,600,000 shares of Common Stock.


     In each Purchase Agreement, the Underwriters named therein have agreed, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of the shares of Common Stock being sold pursuant to such Purchase Agreement are purchased. Under certain circumstances under the Purchase Agreements, the commitments of non-defaulting Underwriters may be increased. Each Purchase Agreement provides that the Selling Stockholder is not obligated to sell, and the Underwriters named therein are not obligated to purchase, the shares of Common Stock under the terms of such Purchase Agreement unless all of the shares of Common Stock to be sold pursuant to such Purchase Agreement are contemporaneously sold. The sale of shares to the U.S. Underwriters and the sale of shares to the International Managers are conditioned upon each other.


     The U.S. Representatives have advised the Selling Shareholder that the U.S. Underwriters propose initially to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $.56 per share. The U.S. Underwriters may allow, and such dealers may reallow, a discount not in excess of $.10 per share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.


     The public offering price per share of Common Stock and the underwriting discount per share of Common Stock are identical for both Offerings.


     The Selling Stockholder has granted to the U.S. Underwriters and the International Managers options to purchase up to an aggregate of 1,739,040 and 434,760 shares of Common Stock, respectively, at the public offering price, less the underwriting discount. Such options, which will expire 30 days after the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise such options, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the option shares that the number of shares to be purchased initially by that Underwriter bears to the 18,000,000 shares of Common Stock initially purchased by the Underwriters.


     The Selling Stockholder has been informed that the Underwriters have entered into an agreement (the 'Intersyndicate Agreement') providing for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other.

     The Company and the Selling Stockholder have agreed not to sell, offer to sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (except for the shares offered hereby and other than sales pursuant to the Option Agreement) for a period of 120 days after the date of this Prospectus without the prior written consent of Merrill, subject to certain limited exceptions included in the Purchase Agreements. Certain management employees have also agreed not to sell, offer to sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock for a period of 120 days after the date of this Prospectus without the prior written consent of Merrill, subject to certain limited exceptions included in the Purchase Agreements. See 'Shares Eligible for Future Sale.'

     The Selling Stockholder has been informed that, under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or resell shares of Common Stock to persons who are non-U.S. or non-Canadian persons, or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any bank, broker, or dealer to whom they sell shares of Common Stock will not offer to sell or resell shares of Common Stock to U.S persons or to Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement which, among other things, permits the Underwriters to purchase from each other and to offer to resell such number of shares of Common Stock as the selling Underwriter or Underwriters and the purchasing Underwriter or Underwriters may agree.

     The Company and the Selling Stockholder have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     The Common Stock is traded on the NYSE.

     Certain of the Underwriters have been engaged from time to time, and may in the future be engaged, to perform investment banking and other advisory-related services to the Company and its affiliates, including the Selling Stockholder, in the ordinary course of business. In connection with rendering such services in the past, such Underwriters have received customary compensation, including reimbursement of related expenses.

     Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission (the 'Commission') may limit the ability of the Underwriters and any selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

     If the Underwriters create a short position in the Common Stock in connection with the Offerings, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Underwriters may reduce that short position by purchasing shares of Common Stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment options described above.

     The U.S. Representatives and the International Managers may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the International Managers purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Company, at http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act, with respect to the Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are omitted or contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company (File No. 1-10991) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, including portions incorporated therein of the Company's definitive Proxy Statement for the 1997 Annual Meeting of Stockholders.

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

          3. The description of the Common Stock contained in the Registration Statement on Form 8-A under the Exchange Act dated January 23, 1992.

          4. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, 19975 Victor Parkway, Livonia, Michigan 48152, attention: Secretary, telephone:
313-591-3000.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

                                 LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by McDermott, Will & Emery, New York, New York. Debevoise & Plimpton has acted as counsel to the Selling Stockholder in connection with the Offerings and also acts and may hereafter act as counsel to the Selling Stockholder and its affiliates, including the Company. The Company has been separately advised by McDermott, Will & Emery, New York, New York, as to matters between the Company and the Selling Stockholder relating to the Offerings. Certain legal matters in connection with the Offerings will be passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

     The consolidated financial statements of Valassis Communications, Inc. incorporated in this Prospectus by reference from Valassis Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

[Map with caption: "Valassis' extensive newspaper database can identify marketing areas for clients, enabling them to run promotions according to their own defined sales areas, around key franchisees or retail outlets, or by target audience."]


[Photograph of factory with caption: "Valassis is able to print and publish promotional publications nationwide and, at the same time, create multiple versions which target specific geographic areas."]


[Photograph of computerized workplace and photograph of coupons with caption:
"The Valassis sales team has established relationships with over 3,000 marketers. A consultative selling approach and diverse product offerings enable Valassis to create competitive marketing solutions."]


[Photograph of employee manual and book entitled "The 100 Best Companies to Work For in America" with caption: "Valassis has been independently recognized as one of the 100 best companies to work for in America."]

_____________________________________      _____________________________________

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Prospectus Summary.........................................................................................      3
Summary Consolidated Financial Information.................................................................      6
Forward-Looking Statements.................................................................................      7
Risk Factors...............................................................................................      7
Price Range of Common Stock and Dividend Policy............................................................      9
Use of Proceeds............................................................................................     10
Capitalization.............................................................................................     10
Selected Consolidated Financial Information................................................................     11
Management's Discussion and Analysis of Financial Condition and Results of Operations......................     12
Business...................................................................................................     16
Principal and Selling Stockholders.........................................................................     20
Shares Eligible for Future Sale............................................................................     22
Description of Common Stock................................................................................     24
Underwriting...............................................................................................     26
Available Information......................................................................................     29
Incorporation of Certain Documents by Reference............................................................     29
Legal Matters..............................................................................................     30
Experts....................................................................................................     30


                               18,000,000 SHARES
                                     [LOGO]

                                  COMMON STOCK


                         ------------------------------
                                   PROSPECTUS
                         ------------------------------

                               MERRILL LYNCH & CO.
                           MORGAN STANLEY DEAN WITTER
                             BEAR, STEARNS & CO. INC.
                           DONALDSON, LUFKIN & JENRETTE
                              SECURITIES CORPORATION


                                  JULY 1, 1997


_____________________________________      _____________________________________

                                                                  Rule 424(b)(4)
                                                      Registration No. 333-28685


                                   PROSPECTUS
                               18,000,000 SHARES
                                     [LOGO]

                                  COMMON STOCK



----------------------------------------------------------

     All of the 18,000,000 shares (the 'Shares') of Common Stock of Valassis Communications, Inc. ('Valassis' or the 'Company') offered hereby are being sold by Conpress International (Netherlands Antilles) N.V., a Netherlands Antilles limited liability company (the 'Selling Stockholder'). See 'Principal and Selling Stockholders.' The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholder. Of the 18,000,000 Shares being offered hereby, 3,600,000 shares are being offered outside the United States and Canada (the 'International Offering') by the International Managers and 14,400,000 shares are being offered in the United States and Canada (the 'U.S. Offering' and, together with the International Offering, the 'Offerings') by the U.S. Underwriters. The price to public and the underwriting discount per share are identical for both Offerings and the closings of both Offerings are conditioned upon one another. See 'Underwriting.'



     Following the Offerings, the Selling Stockholder is expected to own approximately 5.4% of the Company's outstanding shares of Common Stock (or if the Underwriters' over-allotment options are exercised in full, the Selling Stockholder will no longer own any of the Company's outstanding shares of Common Stock).



     The Common Stock of the Company is traded on the New York Stock Exchange ('NYSE') under the symbol 'VCI.' On July 1, 1997, the last reported sale price of the Common Stock on the NYSE was $24 per share. See 'Price Range of Common Stock and Dividend Policy.'


     SEE 'RISK FACTORS' BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS  PROSPECTUS. ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              PRICE TO             UNDERWRITING       PROCEEDS TO SELLING
                                                               PUBLIC              DISCOUNT(1)           STOCKHOLDER(2)
Per Share............................................          $24.00                 $.935                 $23.065
Total(3).............................................       $432,000,000           $16,830,000            $415,170,000


(1) The Company and the Selling Stockholder have agreed to indemnify the U.S. Underwriters and the International Managers (collectively, the 'Underwriters') against certain liabilities, including liabilities under the Securities Act of 1933. See 'Underwriting.'

(2) Before deducting estimated expenses of $650,000 payable by the Selling Stockholder and $200,000 payable by the Company.


(3) The Selling Stockholder has granted to the International Managers and the U.S. Underwriters 30-day options to purchase an aggregate of 434,760 and 1,739,040 additional shares of Common Stock, respectively, solely to cover over-allotments, if any. If all such additional shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to Selling Stockholder will be $484,171,200, $18,862,503 and $465,308,697, respectively. See 'Underwriting.'



                            ------------------------
     The Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to the approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of Shares will be made in New York, New York, on or about July 8, 1997.


                            ------------------------
MERRILL LYNCH INTERNATIONAL                           MORGAN STANLEY DEAN WITTER

BEAR, STEARNS INTERNATIONAL LIMITED                 DONALDSON, LUFKIN & JENRETTE
                                                       SECURITIES CORPORATION

                            ------------------------
                  The date of this Prospectus is July 1, 1997.

[Company logo and photos of coupons]

     Certain persons participating in the Offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Such transactions may include stabilizing, the purchase of Common Stock to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see 'Underwriting.'

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including 'Risk Factors' and the consolidated financial statements and notes thereto, appearing elsewhere in this Prospectus or incorporated by reference herein. Unless the context otherwise indicates, references in this Prospectus to the 'Company' or 'Valassis' are to Valassis Communications, Inc. and its subsidiaries. Unless otherwise indicated, the information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment options.

                                  THE COMPANY

GENERAL

     Valassis is a leading print media company in the consumer promotion industry. The Company generates most of its revenues by printing and publishing cents-off coupons and other consumer purchase incentives primarily for package goods manufacturers. Package goods manufacturers use cents-off coupons to increase market share, build brand equity, attract new users and promote new products. The Company is one of the United States' largest printers and publishers of these coupons.

     Most of the consumer purchase incentives published by the Company are featured in multi-participant (referred to in the industry as 'cooperative') free-standing inserts ('FSIs') which are four-color promotional booklets printed at the three facilities owned by the Company. On 46 publishing dates in 1996, the Company's cooperative FSIs were inserted in the Sunday edition of over 400 newspapers with a combined average paid circulation of approximately 56.5 million.

     Manufacturers issued a reported 306 billion cents-off coupons during 1996, between 80% to 90% of which were distributed using FSIs. The Company printed and published approximately 76.1 billion cooperative FSI pages, or over 46% of the Company-estimated 165 billion cooperative FSI pages printed and distributed nationally during 1996. Cooperative FSI sales during the year ended December 31, 1996 and the first quarter of 1997 were $504.1 million and $141.4 million, or approximately 76.5% and 74.4%, respectively, of the Company's total revenues.

     The Company's Valassis Impact Promotions ('VIP') division was established in 1989 in response to growing customer demand for solo customized promotions. VIP offers customized design, printing and distribution services primarily for solo promotional programs. The division specializes in producing turnkey promotions for franchise and retail marketers, such as fast food chains, allowing orders to be placed on a national, regional or local basis. VIP sales during the year ended December 31, 1996 and the first quarter of 1997 were $89.4 million and $25.2 million, or approximately 13.6% and 13.3%, respectively, of the Company's total revenues.

     In addition to its FSI and VIP divisions, the Company arranges for the publication of its customers' consumer promotions directly on the pages of newspapers through its run-of-press ('ROP') division, which has the capacity to place promotions in major newspapers throughout the United States. ROP sales during the year ended December 31, 1996 and the first quarter of 1997 were $25.5 million and $10.7 million, or approximately 3.9% and 5.6%, respectively, of the Company's total revenues. The Company further expanded its product line in 1994 by introducing newspaper-delivered sampling products, giving manufacturers the ability to reach up to 50 million households in one day. Valassis' sampling sales during the year ended December 31, 1996 and the first quarter of 1997 were $14.3 million and $5.8 million, or approximately 2.2% and 3.0%, respectively, of the Company's total revenues.

     The Company had total revenues and net earnings of $659.1 million and $42.9 million, respectively, in 1996. Total revenues in the first three months of 1997 were $190.0 million, compared to $180.5 million in the first three months of 1996. Net earnings in the first quarter of 1997 were $22.3 million, versus $10.5 million for the same period in 1996.

BUSINESS STRATEGY

     The Company's strategy is to capitalize on the strong cash flow characteristics of its core FSI division and to maintain stable growth in profitability in that division. In order to accomplish the foregoing, the Company's strategy is to improve pricing of its FSI product and to continue its commitment to minimize costs through the use of computerized information systems and state-of-the-art production facilities, while providing high levels of product quality and customer service. The Company seeks to leverage its expertise in consumer promotion to develop further its growing VIP and sampling product lines. The Company will continue to develop and offer to its customers other products and services which complement its FSI expertise.

     The Company has entered into strategic acquisitions in the past in order to increase or protect market share, enter new markets for its traditional business lines or facilitate development of new product lines. The Company anticipates that it will continue to investigate opportunities for strategic acquisitions which management believes will enhance stockholder value.

BACKGROUND OF THE COMPANY

     The Company is the successor to a business founded in 1970 and operated under the names George F. Valassis & Company and GFV Communications, Inc. In December 1986, the assets of this business were acquired by Valassis Inserts, Inc. ('Valassis Inserts'), a corporation indirectly owned by Consolidated Press Holdings Limited ('CPH'), an affiliate of the Selling Stockholder. In March 1992, the Company, which was the direct parent of Valassis Inserts, sold 22,100,000 shares of Common Stock to the public. In March 1993, Valassis Inserts was merged into the Company, its corporate parent.

     The Company's principal executive offices are located at 19975 Victor Parkway, Livonia, Michigan 48152, and its telephone number is 313-591-3000.

                THE SELLING STOCKHOLDER AND RELATED TRANSACTIONS

     The Selling Stockholder, Conpress International (Netherlands Antilles) N.V., is a Netherlands Antilles limited liability company indirectly owned by CPH, a private Australian holding company indirectly owned by Kerry F.B. Packer and his family.


     With the completion of the Company's initial public offering in March 1992, CPH's indirect ownership of the Company was reduced to 49%. During 1996, the Company's Board of Directors authorized the repurchase of up to 5,000,000 shares of Common Stock. In connection with the Company's share repurchase program and as approved by the stockholders of the Company at its 1996 Annual Meeting of Stockholders, the Company entered into an agreement (the 'Option Agreement'), pursuant to which the Selling Stockholder has the option to sell to the Company a number of shares of Common Stock up to the number of shares purchased by the Company on the open market in any given month at a price equal to the average price paid by the Company to the other stockholders during such month. During 1996, the Company repurchased 1,330,800 shares of Common Stock, but no repurchase options were exercised under the Option Agreement and such options have expired pursuant to the terms thereof. As of the date hereof, the Company repurchased an additional 2,052,400 shares of Common Stock at an average price of $20.83 per share, including 1,026,200 shares pursuant to repurchase options under the Option Agreement, which were exercised in full. Following the Offerings, the Selling Stockholder will own 2,173,800 shares of Common Stock, or approximately 5.4% of the Company's outstanding shares of Common Stock (or if the Underwriters' over-allotment options are exercised in full, the Selling Stockholder will no longer own any of the Company's outstanding shares of Common Stock). See 'Capitalization,' 'Principal and Selling Stockholders' and 'Underwriting.'



     Conditioned on the consummation of the Offerings, the Selling Stockholder has agreed to pay, or cause one of its affiliates (other than the Company) to pay, a special cash bonus in the aggregate amount of 1.5% of the gross proceeds of the Offerings (or $6.5 million, assuming no exercise of the Underwriters' over-allotment options). Not more than 50% of such amount shall, at the discretion of David A. Brandon, the Company's Chief Executive Officer, be allocated to Mr. Brandon, and the balance shall be allocated by Mr. Brandon among other employees of the Company. Because the special cash bonus is to be paid by the Selling Stockholder or its affiliates (other than the Company), it will not require any use of the Company's cash. For accounting purposes, however, such special cash bonus will be charged against the results of operations in the accounts of the Company upon consummation of the Offerings. In the event of any future sales by the Selling Stockholder of its shares of Common Stock, the Selling Stockholder has agreed to the same special cash bonus arrangement.

     After the consummation of the Offerings, Graham A. Cubbin and James D. Packer (both of whom are affiliated with the Selling Stockholder) intend to resign from the Company's Board of Directors, and Brian M. Powers, Chief Executive Officer of CPH, intends to resign as Chairman of the Company's Board of Directors but remain as a director of the Company. It is expected that David
A. Brandon will be appointed Chairman of the Board of Directors.

     The Company and the Selling Stockholder have entered into a registration rights agreement providing the Selling Stockholder with certain demand and 'piggyback' registration rights with respect to its remaining shares of Common Stock after the Offerings. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.'

                                 THE OFFERINGS


Common Stock offered by the Selling Stockholder:
     U.S. Offering................................................  14,400,000 shares
     International Offering.......................................  3,600,000 shares
          Total...................................................  18,000,000 shares
Common Stock to be outstanding before and after the Offerings.....  40,108,867 shares(1)
Common Stock to be owned by the Selling Stockholder after the
  Offerings.......................................................  2,173,800 shares(2)
Use of Proceeds...................................................  The Company will not receive any proceeds from the sale of Shares offered hereby. See
                                                                    'Use of Proceeds.'
New York Stock Exchange symbol....................................  VCI


------------

(1) Excludes approximately 2,993,814 shares of Common Stock subject to outstanding options granted by the Company under certain stock option plans, of which 2,598,498 were exercisable as of April 30, 1997.


(2) Assumes that the over-allotment options in an aggregate amount of 2,173,800 shares granted to the Underwriters are not exercised. If such over-allotment options are exercised in full, the Selling Stockholder will no longer own any shares of Common Stock after the Offerings.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth summary consolidated financial information of the Company for the periods indicated below. In July 1994, the Company elected to change its year-end from June 30 to December 31, resulting in a six-month transitional period ended December 31, 1994. The summary consolidated financial information is derived from the Company's consolidated financial statements and notes thereto. Information for the three months ended March 31, 1997 and 1996 is derived from unaudited interim financial statements which reflect, in the opinion of the Company, all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the financial data for such periods. Results for interim periods are not necessarily indicative of results for the full year. The Company is expected to incur a charge against results of operations in respect of a special cash bonus to be paid by the Selling Stockholder or its affiliates (other than the Company) to certain employees in connection with the Offerings. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.' This table should be read in conjunction with the Company's consolidated financial statements and notes thereto which have been incorporated herein by reference. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                THREE MONTHS ENDED           YEAR ENDED           SIX MONTHS
                                    MARCH 31,               DECEMBER 31,            ENDED
                               --------------------  --------------------------  DECEMBER 31,
                                 1997       1996         1996          1995          1994
                               ---------  ---------  ------------  ------------  ------------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

STATEMENT OF OPERATIONS DATA:
    Revenues.................. $ 189,959  $ 180,533   $  659,108    $  613,752    $  279,034
    Earnings before
      extraordinary loss......    22,298     10,460       42,902         9,574         1,923
    Net earnings per share
      before extraordinary
      loss.................... $     .53  $     .24   $     1.00    $      .22    $      .04
    Weighted average common
      and common equivalent
      shares..................    41,870     43,304       42,889        43,302        43,300
OTHER DATA:
    Operating earnings(2)..... $  46,763  $  27,723   $  110,677    $   63,065    $   23,695
    Depreciation and
      amortization............     4,332      4,018       15,198        18,984         9,722
    Capital expenditures......     5,786      1,575        7,104         6,530         9,173
BALANCE SHEET DATA (AT END OF
  PERIOD):
    Total assets.............. $ 267,976  $ 252,939   $  273,734    $  258,932    $  234,330
    Total debt................   384,483    408,066      403,155       416,034       417,927
    Total stockholders'
      deficit.................  (291,274)  (298,767)    (286,594)     (309,274)     (319,032)

                                        YEAR ENDED
                                         JUNE 30,
                              ------------------------------
                                1994      1993      1992(1)
                              --------- ---------  ---------
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
    Revenues..................$ 542,609 $ 661,378  $ 684,029
    Earnings before
      extraordinary loss......    5,173    81,934     74,416
    Net earnings per share
      before extraordinary
      loss....................$     .12 $    1.89  $    1.62
    Weighted average common
      and common equivalent
      shares..................   43,300    43,300     43,300
OTHER DATA:
    Operating earnings(2).....$  36,590 $ 175,087  $ 165,244
    Depreciation and
      amortization............   23,959    25,384     35,654
    Capital expenditures......    4,069     4,039      4,192
BALANCE SHEET DATA (AT END OF
  PERIOD):
    Total assets..............$ 239,709 $ 275,165  $ 292,718
    Total debt................  419,000   418,741    493,481
    Total stockholders'
      deficit................. (316,779) (321,952)  (385,700)

------------

(1) Net earnings per share before extraordinary loss and weighted average common and common equivalent shares for the fiscal year ended June 30, 1992 give effect to the concurrent consummation, in March 1992, of (i) the Company's public offerings of 22,100,000 shares of Common Stock, $150 million aggregate principal amount of 8 3/8% Senior Notes Due 1997, $120 million aggregate principal amount of 8 7/8% Senior Notes Due 1999 and $150 million aggregate principal amount of 9 3/8% Senior Subordinated Notes Due 1999, and
    (ii) the Company's then-existing senior secured bank credit facility, and the application of the proceeds therefrom, as if such transactions had occurred at the beginning of the period presented. 1992 results include a charge against results of operations of $8.0 million in respect of a nonrecurring special cash bonus for certain employees paid by CPH or one of its subsidiaries (other than the Company) in connection with the Company's March 1992 initial public offering of Common Stock.

(2) Operating earnings represent earnings from continuing operations before interest expense and income taxes. Operating earnings include write-downs/sale of business of $16,870 in the year ended December 31, 1995 and minority income of $12, $1,374, $262 and $43 for the years ended December 31, 1996 and 1995, the six months ended December 31, 1994, and the three months ended March 31, 1996, respectively, and minority loss of $10 for the three months ended March 31, 1997.

                                  RISK FACTORS

     Prior to making an investment, prospective purchasers of the Shares should consider carefully the specific risk factors set forth under 'Risk Factors,' as well as the other information set forth or incorporated by reference in this Prospectus.

                           FORWARD-LOOKING STATEMENTS

     The forward-looking statements contained in this Prospectus constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a new competitor in the Company's core FSI business and subsequent price competition; an increase in the Company's paper costs; new technology that would make FSIs less attractive; a shift in customer preference for different promotional materials, promotional strategies, or coupon delivery modes; or general business and economic conditions.

                                  RISK FACTORS

     Prospective investors should consider carefully the following risk factors, together with the other information set forth or incorporated by reference in this Prospectus, before purchasing the Common Stock offered hereby.

COMPETITION

     The Company currently competes in the cooperative FSI business principally with News America FSI, Inc., a company controlled by The News Corporation Limited. This competitor has substantially greater financial resources than those of the Company. If existing competitors attempted to significantly increase market share or other competitors were to enter the market, management believes that such competitors would be forced to compete with the Company primarily on the basis of price. In addition, if more FSI programs were published as a result, the number of pages per FSI program published by the Company could decrease from current levels causing an increase in the Company's cost and the average price per page paid by customers could decrease. A decrease in the number of pages per FSI program and the average price per page could have a material adverse effect on the Company's financial performance. Several times in the past, new competitors have attempted to establish themselves in the FSI market. In some instances, this has resulted in periods of intense price competition. Future competition could have a similar negative impact on the Company's financial performance. The Company also experiences competition with respect to its VIP and ROP divisions. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business -- Competition.'

     Although management believes that cooperative FSIs are currently the most efficient means of distributing coupons to the public, the Company competes with other media for the promotion and marketing dollars of its customers. It is possible that alternative media or changes in promotional strategies could make FSIs less attractive to the Company's customers or could cause a shift in their preference to different promotional materials or coupon delivery modes.

COST OF PAPER

     Paper constitutes one of the Company's primary cost components. In the last two years, the Company's paper prices have experienced dramatic fluctuations, increasing nearly 70% in 1995 before returning in 1997 to levels approximating those in 1994. The Company has very limited ability to protect itself from such fluctuations or to pass increased costs along to its customers. The Company maintains on average less than 30 days of paper inventory. Significant increases in the cost of paper could have a material adverse effect on the Company's financial performance.

PRINCIPAL STOCKHOLDER


     After the Offerings, the Selling Stockholder will own approximately 5.4% of the outstanding Common Stock (or if the Underwriters' over-allotment options are exercised in full, the Selling Stockholder will no longer own any of the Company's outstanding shares of Common Stock) and may retain the effective power to influence the Company's corporate policies. See 'Principal and Selling

Stockholders' and 'Description of Common Stock.' After the consummation of the Offerings, Graham A. Cubbin and James D. Packer (both of whom are affiliated with the Selling Stockholder) intend to resign from the Company's Board of Directors, and Brian M. Powers, Chief Executive Officer of CPH, intends to resign as Chairman of the Company's Board of Directors but remain as a director of the Company.

SHARES ELIGIBLE FOR FUTURE SALE; FUTURE SALES BY SELLING STOCKHOLDER

     No prediction can be made as to the effect that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of stock options), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.


     All of the shares of Common Stock sold in the Offerings (including shares, if any, sold if the Underwriters' over-allotment options are exercised) may be freely traded without restriction under the Securities Act of 1933, as amended (the 'Securities Act'), except for any shares purchased or held by an 'affiliate' of the Company, as that term is defined under Rule 144 promulgated under the Securities Act. In addition to the Shares sold in the Offerings, 913,342 shares issuable upon the exercise of options (of which options covering 548,026 shares were exercisable as of April 30, 1997) will be eligible for sale by holders without restrictions under the Securities Act. In addition, 2,080,472 shares issuable upon the exercise of options (of which options covering 2,050,472 shares will be exercisable immediately following the Offerings) will be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act and the sale restrictions imposed under the Purchase Agreements described in 'Shares Eligible for Future Sale.' In addition, the remaining 2,173,800 shares held by the Selling Stockholder (assuming no exercise of the Underwriters' over-allotment options) will also be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act. The Selling Stockholder has been granted certain registration rights in connection with the Offerings, pursuant to which some or all of the Selling Stockholder's shares of Common Stock owned following the Offerings may be registered for resale on the open market. See 'Principal and Selling Stockholders.'

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Company's Common Stock is traded on the NYSE under the symbol 'VCI.' The following table sets forth the high and low reported sale prices for the Common Stock as quoted by the NYSE for the periods indicated.


CALENDAR PERIOD                                                                          LOW    HIGH
--------------------------------------------------------------------------------------   ---    ---

1995
     First Quarter....................................................................   $14 1/2 $18 5/8
     Second Quarter...................................................................    16 1/8  18 1/2
     Third Quarter....................................................................    14      17 1/4
     Fourth Quarter...................................................................    13 5/8  17 7/8
1996
     First Quarter....................................................................   $15 1/2 $17 5/8
     Second Quarter...................................................................    14 5/8  19 3/8
     Third Quarter....................................................................    14 7/8  18 3/8
     Fourth Quarter...................................................................    14 5/8  21 1/8
1997
     First Quarter....................................................................   $18 1/4 $23
     Second Quarter...................................................................    21 1/8  28



     The last reported sale price for the Common Stock on the NYSE on July 1, 1997 was $24 per share. As of June 3, 1997, there were approximately 340 holders of record of Common Stock.


     During 1996, the Company's Board of Directors authorized the repurchase of up to 5,000,000 shares of Common Stock. Since that time, the Company has repurchased 3,383,200 shares of Common Stock. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.'

     The Company suspended its policy of paying cash dividends on its Common Stock in 1993. The terms of certain debt instruments (including the Company's credit facility and the indentures related to its public debt securities) restrict the payment of dividends. The declaration and timing of any dividends in the future will be determined by the Company's Board of Directors, based on its results of operations, financial condition, cash requirements, certain corporate law requirements, applicable restrictive covenants and other factors.

                                USE OF PROCEEDS

     All of the Shares offered hereby are being offered by the Selling Stockholder. The Company will receive no proceeds from the Offerings.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company and its subsidiaries at March 31, 1997 as derived from the Company's unaudited interim financial statements. This table should be read in conjunction with the Company's consolidated financial statements and notes thereto which have been incorporated herein by reference.


                                                                                        MARCH 31, 1997
                                                                                    ----------------------
                                                                                    (DOLLARS IN THOUSANDS)

CASH AND CASH EQUIVALENTS........................................................         $   60,901
                                                                                        ------------
                                                                                        ------------
SHORT-TERM DEBT..................................................................          --

LONG-TERM DEBT
     Credit Facility(1)..........................................................          --
     8 7/8% Senior Notes Due 1999................................................         $    6,142
     9 3/8% Senior Subordinated Notes Due 1999...................................            123,457
     9.55% Senior Notes Due 2003.................................................            254,884
                                                                                        ------------
          Total long-term debt...................................................            384,483
                                                                                        ------------
STOCKHOLDERS' DEFICIT
     Common Stock, par value $.01; 100,000,000 shares authorized; 41,452,342
       shares outstanding at March 31, 1997......................................                435
     Additional paid-in capital..................................................             42,891
     Accumulated deficit.........................................................           (284,257)
     Less cost of treasury stock at cost (2,037,200 shares at March 31,
       1997)(2)..................................................................            (35,873)
     Common Stock repurchase commitment(2).......................................            (14,323)
     Foreign currency translation adjustment.....................................               (147)
                                                                                        ------------
          Total stockholders' deficit............................................           (291,274)
                                                                                        ------------
               Total capitalization..............................................         $   93,209
                                                                                        ------------
                                                                                        ------------


------------

(1) The Company has the ability, subject to certain limitations, to borrow an aggregate amount of up to $40,000 under the Company's existing credit facility for general corporate purposes. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.'


(2) Represents amounts payable to the Selling Stockholder or its affiliates (other than the Company) pursuant to repurchase options exercised under the Option Agreement through March 31, 1997. As of June 1, 1997, the cost of treasury stock at cost was $42,932 and the Common Stock repurchase commitment under the Option Agreement was $21,382, all of which was paid on June 11, 1997. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.'

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth selected consolidated financial information of the Company for the periods indicated below. In July 1994, the Company elected to change its year-end from June 30 to December 31, resulting in a six-month transitional period ended December 31, 1994. The selected consolidated financial information is derived from the Company's consolidated financial statements and notes thereto. Information for the three months ended March 31, 1997 and 1996 is derived from unaudited interim financial statements which reflect, in the opinion of the Company, all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the financial data for such periods. Results for interim periods are not necessarily indicative of results for the full year. The Company is expected to incur a charge against results of operations in respect of a special cash bonus to be paid by the Selling Stockholder or its affiliates (other than the Company) to certain employees in connection with the Offerings. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.' This table should be read in conjunction with the Company's consolidated financial statements and notes thereto which have been incorporated herein by reference. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                THREE MONTHS ENDED           YEAR ENDED           SIX MONTHS
                                    MARCH 31,               DECEMBER 31,            ENDED
                               --------------------  --------------------------  DECEMBER 31,
                                 1997       1996         1996          1995          1994
                               ---------  ---------  ------------  ------------  ------------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
    Revenues:
        Net sales............. $ 189,307  $ 179,996   $  656,602    $  609,969    $  277,944
        Other.................       652        537        2,506         3,783         1,090
                               ---------  ---------  ------------  ------------  ------------
                                 189,959    180,533      659,108       613,752       279,034
    Costs and expenses:
        Cost of products
          sold................   123,640    134,290      473,123       466,120       223,456
        Selling, general and
          administrative......    17,035     16,496       67,139        59,445        27,473
        Amortization of
          intangible assets...     2,511      2,067        8,181         9,626         4,672
        Interest expense......    10,099     10,263       39,625        40,451        19,623
        Minority interests....        10        (43)         (12)       (1,374)         (262)
        Write-downs/sale of
          business(2).........    --         --          --             16,870       --
                               ---------  ---------  ------------  ------------  ------------
                                 153,295    163,073      588,056       591,138       274,962
    Earnings (loss) before
      income taxes and
      extraordinary loss......    36,664     17,460       71,052        22,614         4,072
    Income taxes..............    14,366      7,000       28,150        13,040         2,149
                               ---------  ---------  ------------  ------------  ------------
    Earnings before
      extraordinary loss......    22,298     10,460       42,902         9,574         1,923
    Extraordinary loss(3).....    --         --          --            --             (4,176)
                               ---------  ---------  ------------  ------------  ------------
    Net earnings (loss)....... $  22,298  $  10,460   $   42,902    $    9,574    $   (2,253)
                               ---------  ---------  ------------  ------------  ------------
                               ---------  ---------  ------------  ------------  ------------
    Net earnings per share
      before extraordinary
      loss.................... $     .53  $     .24   $     1.00    $      .22    $      .04
    Net earnings (loss) per
      share...................       .53        .24         1.00           .22          (.05)
OTHER DATA:
    Operating earnings(4)..... $  46,763  $  27,723   $  110,677    $   63,065    $   23,695
    Depreciation and
      amortization............     4,332      4,018       15,198        18,984         9,722
    Capital expenditures......     5,786      1,575        7,104         6,530         9,173
BALANCE SHEET DATA (AT END OF
  PERIOD):
    Working capital........... $  (1,102) $  11,084   $   16,361    $    6,281    $  (21,377)
    Total assets..............   267,976    252,939      273,734       258,932       234,330
    Total debt................   384,483    408,066      403,155       416,034       417,927
    Total stockholders'
      deficit.................  (291,274)  (298,767)    (286,594)     (309,274)     (319,032)

                                        YEAR ENDED
                                         JUNE 30,
                              -------------------------------
                                 1994      1993      1992(1)
                              ---------- ---------  ---------
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
    Revenues:
        Net sales.............$  539,737 $ 660,167  $ 669,292
        Other.................     2,872     1,211     14,737
                              ---------- ---------  ---------
                                 542,609   661,378    684,029
    Costs and expenses:
        Cost of products
          sold................   432,492   427,187    428,873
        Selling, general and
          administrative......    62,625    48,334     70,497
        Amortization of
          intangible assets...    10,902    10,770     19,415
        Interest expense......    38,217    39,907     37,728
        Minority interests....    --        --         --
        Write-downs/sale of
          business(2).........    --        --         --
                              ---------- ---------  ---------
                                 544,236   526,198    556,513
    Earnings (loss) before
      income taxes and
      extraordinary loss......    (1,627)  135,180    127,516
    Income taxes..............    (6,800)   53,246     53,100
                              ---------- ---------  ---------
    Earnings before
      extraordinary loss......     5,173    81,934     74,416
    Extraordinary loss(3).....    --        --         --
                              ---------- ---------  ---------
    Net earnings (loss).......$    5,173 $  81,934  $  74,416
                              ---------- ---------  ---------
                              ---------- ---------  ---------
    Net earnings per share
      before extraordinary
      loss....................$      .12 $    1.89  $    1.62
    Net earnings (loss) per
      share...................       .12      1.89     --
OTHER DATA:
    Operating earnings(4).....$   36,590 $ 175,087  $ 165,244
    Depreciation and
      amortization............    23,959    25,384     35,654
    Capital expenditures......     4,069     4,039      4,192
BALANCE SHEET DATA (AT END OF
  PERIOD):
    Working capital...........$  (15,309) $(55,675) $ (99,696)
    Total assets..............   239,709   275,165    292,718
    Total debt................   419,000   418,741    493,481
    Total stockholders'
      deficit.................  (316,779) (321,952)  (385,700)


------------

(1) Net earnings per share before extraordinary loss for the fiscal year ended June 30, 1992 gives effect to the concurrent consummation, in March 1992, of
    (i) the Company's public offerings of 22,100,000 shares of Common Stock, $150 million aggregate principal amount of 8 3/8% Senior Notes Due 1997, $120 million aggregate principal amount of 8 7/8% Senior Notes Due 1999 and $150 million aggregate principal amount of 9 3/8% Senior Subordinated Notes Due 1999, and (ii) the Company's then-existing senior secured bank credit facility, and the application of the proceeds therefrom, as if such transactions had occurred at the beginning of the period presented. 1992 results include a charge against results of operations of $8.0 million in respect of a nonrecurring special cash bonus for certain employees, paid by CPH or one of its subsidiaries (other than the Company) in connection with the Company's March 1992 initial public offering of Common Stock.

(2) Write-downs/sale of business represents the aggregate pre-tax loss resulting from the sale of Valcheck (as defined), the discontinuation of the Company's in-store electronic sign network and the write-down of the goodwill recorded as a result of the purchase of Valassis of Canada in accordance with FAS
    121 -- Impairment of Long-Lived Assets, all during 1995.

(3) Extraordinary loss represents the loss, net of applicable income tax benefit of $2,694, resulting from the retirement through acquisition by tender offer of $256.6 million in debt of the Company in November 1994.

(4) Operating earnings represent earnings from continuing operations before interest expense and income taxes. Operating earnings include write-downs/sale of business of $16,870 in the year ended December 31, 1995 and minority income of $12, $1,374, $262 and $43 for the years ended December 31, 1996 and 1995, the six months ended December 31, 1994, and the three months ended March 31, 1996, respectively, and minority loss of $10 for the three months ended March 31, 1997.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     Certain statements under the caption 'Management's Discussion and Analysis of Financial Condition and Results of Operations' constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a new competitor in the Company's core FSI business and consequent price competition; an increase in the Company's paper costs; new technology that would make FSIs less attractive; a shift in customer preference for different promotional materials, promotional strategies or coupon delivery modes; or general business and economic conditions.

GENERAL

     The Company derives revenues primarily from the sale of space in promotional materials printed on the Company's printing presses. The Company's prime cost components include paper, payments to newspapers for insertion of promotional materials (media), printing costs (including labor) and shipping.

     As a result of the acquisition of the Company by an affiliate of CPH in 1986, the Company incurred approximately $332.0 million in debt. The acquisition included significant amounts of tangible and intangible assets. As a consequence, the Company's results of operations include a significant level of noncash expenses related to the amortization of intangible assets, including goodwill.

RESULTS OF OPERATIONS

     The following table sets forth for the periods indicated, certain income and expense items from continuing operations and the percentages that such items bear to revenues.

                                    THREE MONTHS ENDED MARCH 31,                        YEAR ENDED DECEMBER 31,
                               --------------------------------------  ----------------------------------------------------------
                                      1997                1996                1996                1995                1994
                               ------------------  ------------------  ------------------  ------------------  ------------------
                                           % OF                % OF                % OF                % OF                % OF
                                ACTUAL   REVENUES   ACTUAL   REVENUES   ACTUAL   REVENUES   ACTUAL   REVENUES   ACTUAL   REVENUES
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
                                            (UNAUDITED)              (DOLLARS IN MILLIONS)                        (UNAUDITED)

FSI sales.....................  $141.4      74.4%   $145.2      80.5%   $504.1      76.5%   $480.7      78.3%   $446.3      79.3%
VIP sales.....................    25.2      13.3%     18.6      10.3%     89.4      13.6%     76.8      12.5%     61.7      11.0%
ROP sales.....................    10.7       5.6%      3.8       2.1%     25.5       3.9%     19.4       3.2%     38.3       6.8%
Other.........................    12.7       6.7%     12.9       7.1%     40.1       6.0%     36.9       6.0%     16.5       2.9%
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Revenues......................   190.0     100.0%    180.5     100.0%    659.1     100.0%    613.8     100.0%    562.8     100.0%
Cost of products sold.........   123.6      65.1%    134.3      74.4%    473.1      71.8%    466.1      75.9%    451.6      80.2%
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Gross profit..................    66.4      34.9%     46.2      25.6%    186.0      28.2%    147.7      24.1%    111.2      19.8%
Selling, general and
  administrative expenses.....    17.0       8.9%     16.5       9.1%     67.1      10.2%     59.5       9.7%     69.9      12.4%
Amortization of intangibles...     2.6       1.4%      2.0       1.1%      8.2       1.2%      9.6       1.5%     10.2       1.8%
Minority interest.............      --        --        --        --        --        --      (1.4)      (.2)%     (.3)    --
Write-downs/sale of
  business....................      --        --        --        --        --        --      16.9       2.8%    --        --
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Operating earnings............    46.8      24.6%     27.7      15.4%    110.7      16.8%     63.1      10.3%     31.4       5.6%
Interest expense..............    10.1       5.3%     10.2       5.7%     39.6       6.0%     40.5       6.6%     39.3       7.0%
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Earnings (loss) before income
  taxes and extraordinary
  loss........................    36.7      19.3%     17.5       9.7%     71.1      10.8%     22.6       3.7%     (7.9)     (1.4)%
Income taxes..................    14.4       7.6%      7.0       3.9%     28.2       4.3%     13.0       2.1%    (11.7)     (2.1)%
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Earnings before extraordinary
  loss........................  $ 22.3      11.7%   $ 10.5       5.8%   $ 42.9       6.5%   $  9.6       1.6%   $  3.8        .7%
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
                               --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

FIRST THREE MONTHS OF 1997 COMPARED TO FIRST THREE MONTHS OF 1996

     Total revenues increased 5.3% from $180.5 million for the first quarter of 1996 to $190.0 million for the first quarter of 1997. FSI revenues were down 2.6% from $145.2 million for the first quarter of 1996 to $141.4 million for the first quarter of 1997. This decline was due primarily to the first quarter of 1997 having one less FSI publishing date than the first quarter of 1996. Management expects FSI page volume to be relatively flat in 1997 based on the Company's performance thus far in 1997, existing bookings and tentative reservations for space in the balance of the year. VIP sales were up 35.5% to $25.2 million for the first quarter of 1997, as compared to $18.6 million for the first quarter of 1996. This increase reflected the continued strong demand by core customers as well as additional sales from new customers. VIP sales do not typically track quarter-to-quarter and do not require the same level of advance bookings; however, management anticipates VIP will continue to experience growth in 1997. ROP sales rose significantly during the first quarter of 1997 to $10.7 million, from $3.8 million for the first quarter of 1996. Like VIP sales, ROP sales do not necessarily track quarter-to-quarter, and the first quarter increase in 1997 was primarily driven by one-time events in the pharmaceutical category. The ROP division is not expected to be a strong growth area, but has been experiencing an increased demand in certain product categories.

     Gross profit margin rose to 34.9% in the first quarter of 1997, from 25.6% in the first quarter of 1996. This was primarily the result of the decline in paper prices from the prior year and, to a lesser extent, media efficiencies caused by higher average page counts in the first quarter of 1997.

     Selling, general and administrative expenses increased slightly to $17.0 million for the first quarter of 1997 from $16.5 million for the first quarter of 1996. Management expects selling, general and administrative expenses in the remainder of 1997 to remain consistent with those experienced in the first quarter.

     Interest expense was down for the first quarter of 1997, reflecting the decrease in aggregate outstanding indebtedness following the early retirement of debt during the final three quarters of 1996 and the first quarter of 1997. Included in interest expense for the quarter ended March 31, 1997 was $378,000 representing premiums paid to repurchase debt. Amortization expense increased as the $470,000 of goodwill on the books of the Company's French subsidiary was written off during the first quarter of 1997 as the result of management's decision to discontinue operations in France.


     Net earnings were $22.3 million for the first quarter of 1997, as compared to $10.5 million for the first quarter of 1996. These improved results were due to strong VIP and ROP sales, together with a 35% decline in paper costs from the first quarter of 1996. Management believes paper costs should remain relatively stable during the remainder of 1997.


     Traditionally, the first quarter is the Company's strongest quarter with respect to volumes and earnings. Results for 1996 did not follow this pattern, as later quarters were significantly impacted by rapidly declining paper prices.

CALENDAR 1996 COMPARED TO CALENDAR 1995

     Net earnings increased 347% to $42.9 million in 1996 from $9.6 million in 1995. This increase was due primarily to improved pricing in the core business of FSIs. In addition, 1995 earnings included an after-tax charge of $12.5 million due to the discontinuance of the Company's in-store marketing business and the write-down of goodwill of Valassis of Canada.

     Revenues for calendar 1996 were $659.1 million, up 7.4% from $613.8 million in calendar 1995. FSI revenue increased 4.9% to $504.1 million in 1996, reflecting higher FSI pricing. FSI page volume was down slightly during 1996 as the result of fewer publishing dates; however, the Company's FSI market share increased (based on Company-estimated number of FSI pages published) during the second half of 1996. VIP revenue increased significantly during 1996, rising to $89.4 million in 1996, as compared to $76.8 million in 1995. This 16.4% increase was due principally to increased promotional activity by core customers and new customers, as well as strong demand for VIP's expanded product line. ROP revenue rose 31.4% from the 1995 level to $25.5 million in 1996 as the result of increased activity by retail accounts and the pharmaceutical industry. Revenue from other businesses also increased, particularly in the area of sampling due to the introduction of a new sampling product. Management expects this growth in its sampling business to continue in 1997.

     Gross profit as a percentage of revenue increased to 28.2% in 1996, compared to 24.1% in 1995. The increase was primarily attributable to improved FSI pricing. Paper costs began to fall during 1996, after dramatic increases in 1995; however, the average cost for 1996 was up slightly from the 1995 average. The declining paper prices experienced throughout 1996 are expected to have an even greater positive effect in 1997, to the extent that lower costs are experienced throughout the entire year.

     Selling, general and administrative expenses increased to $67.1 million in 1996, as compared to $59.5 million in 1995. The 1996 increase reflected additional selling costs associated with higher revenues and a full year of operations for Valassis of Canada, the Company's Canadian subsidiary, acquired in March 1995. Moreover, 1995 expenses were reduced by the effect of a $1.0 million insurance refund.

     Interest expense was down in 1996 to $39.6 million from $40.5 million in 1995. The Company purchased $13.0 million and $2.0 million in principal amount of its public subordinated debt in 1996 and 1995, respectively.

CALENDAR 1995 COMPARED TO CALENDAR 1994

     Net earnings increased to $9.6 million in 1995 from $3.8 million (before an extraordinary loss of $4.2 million) in the comparable year ended December 31, 1994. This increase was due primarily to improved pricing in the core business of FSIs as the negative impact of a 1993-1994 industry price war began to lessen. See 'Business -- Competition.' Earnings for 1995 were negatively affected, however, due to dramatic increases in the cost of paper, as well as the after-tax charges associated with the discontinuance of the Company's in-store marketing business and the write-down of goodwill of Valassis of Canada.

     Revenues for calendar 1995 were $613.8 million, up 9.1% from $562.8 million in calendar 1994. This increase was primarily attributable to higher FSI pricing in 1995. FSI revenue rose 7.7% to $480.7 million in 1995. Although price recovery was substantial, pages produced were down nearly 7% as a result of decreased market share and fewer publishing dates in 1995 versus 1994. VIP revenue increased significantly, rising to $76.8 million in 1995 from $61.7 million in 1994. This growth reflected expanded printing capacity, increased spending by traditional customers and new product offerings. ROP revenue declined in 1995 to $19.4 million compared with $38.3 million in 1994. This decrease was due principally to the loss of a large contract which expired in early 1995. New businesses, including sampling and international ventures, contributed $35.6 million to 1995 revenue, compared with $13.5 million in 1994. This increase was primarily due to the acquisition of Valassis of Canada in 1995 and growth in the sampling division.

     Gross profit as a percentage of revenue increased to 24.1% in 1995, compared with 19.8% in 1994. The increase was due principally to higher pricing, partially offset by unprecedented increases in the cost of paper, the Company's largest cost component. Improved media and printing efficiencies were also experienced in 1995, due to increased book sizes.

     Selling, general and administrative expenses decreased to $59.5 million in 1995, compared with $69.9 million in 1994. Expenses in this category for 1994 included a one-time charge of $14.0 million to settle a lawsuit with Sullivan Marketing, Inc.

     Interest expense increased slightly to $40.5 million in 1995 from $39.3 million in 1994. Debt refinancings at the end of 1994 resulted in extended maturities and a higher interest rate. During 1995, $2.0 million in principal amount of public debt was extinguished, through an open-market purchase of subordinated debt.

     The assets of Valcheck Company ('Valcheck') (a partnership owned 80% indirectly by the Company and 20% by a third party, that was engaged in the marketing and printing of personal checks), were sold in May of 1995, resulting in a pre-tax loss of $1 million. Valcheck accounted for $6.2 million and $3.9 million of revenue in 1995 and 1994, respectively.

     In 1995, the Company decided to discontinue its in-store electronic sign network resulting in a pre-tax charge of $9.7 million to restate the assets to net realizable value. In addition, the goodwill recorded as a result of the purchase of Valassis of Canada was written down in accordance with the requirements of FAS 121 -- Impairment of Long-Lived Assets, resulting in a charge of $6.2 million. There was no income tax effect related to this write-down of goodwill. Based on the competitive climate, the

Canadian economy and changes in the mail order business at the time of the write-down, the projected future cash flows from the acquired business were not sufficient to justify the carrying value of the intangible assets. Valassis of Canada generated a pre-write-down net loss of $1.5 million in its nine months of operations in 1995, with $12.7 million of revenue.

LIQUIDITY AND CAPITAL RESOURCES
     The Company's liquidity requirements arise mainly from its working capital needs, primarily accounts receivable and inventory, and debt service requirements. The Company does not offer financing to its customers. FSI customers are billed for 75% of each order eight weeks in advance of the publication date and are billed for the balance immediately prior to the publication date. The Company inventories its work in progress at cost while it accrues progress billings as a current liability at full sales value. Although the Company receives considerable payments from its customers prior to publication of committed promotions, revenue is recognized only upon publication dates. Therefore, the progress billings on the balance sheet include any profits in the related receivables, and accordingly, the Company can operate with low, or even negative, working capital.
     Cash flow from operating activities increased from $10.6 million for the quarter ended March 31, 1996 to $37.9 million for the quarter ended March 31, 1997. This increase was mainly due to increased earnings and other positive working capital changes.
     From January 1, 1997 to April 30, 1997, the Company applied $12.7 million of cash toward the early retirement of long-term debt and $7.3 million in cash to satisfy scheduled principal amounts. During the first half of 1997, the Company also applied $42.8 million to repurchase Common Stock, $21.4 million of which was purchased by the Company under the Option Agreement. See 'Principal and Selling Stockholders -- Certain Transactions and Relationships.'
     The Company also had the ability as of March 31, 1997 to incur $40.0 million of additional indebtedness under its existing credit facility.
     The Company has scheduled principal prepayments on indebtedness of $128.5 million on March 15, 1999 and $255.0 million on December 1, 2003. The Company intends to use cash generated by operations to meet interest and principal repayment obligations, for general corporate purposes, to reduce its indebtedness and from time to time repurchase stock through the Company's stock repurchase program.

     On May 30, 1997, Valcheck exercised a put option for $5.00 per share in connection with 500,000 shares of common stock of Artistic Greetings, Inc. it received as partial consideration for its sale of its check business in 1995. Accordingly, it received $2.5 million on June 30, 1997, 20% of which is owed to a third party investor in Valcheck.

     Management believes the Company will generate sufficient funds from operations and will have sufficient lines of credit available to meet currently anticipated liquidity needs, including interest and required principal payments on indebtedness.

CAPITAL EXPENDITURES
     The Company owns three printing facilities. Capital expenditures were $7.1 million and $5.8 million for the year ended December 31, 1996 and the quarter ended March 31, 1997, respectively. Included in 1997 capital expenditures are a new printing press to accommodate the growth in the VIP business and costs associated with the relocation of the corporate headquarters. Management expects future capital expenditure requirements of approximately $7.0 million for the final three quarters of 1997 and approximately $5.0 million to $12.0 million in each of the next three years to meet increased capacity needs and to replace or rebuild equipment as required. It is expected that such capital expenditures will be financed from funds provided by operations.

INFLATION
     The results of operations and financial condition are presented based upon historical cost. While it is difficult to accurately measure the impact of inflation because of the nature of the estimates required, management believes that the effect of inflation on the results of the Company's operations and financial condition has not been significant.

                                    BUSINESS

OVERVIEW

     The Company is a leading print media company in the consumer promotion industry. The Company generates most of its revenues by printing and publishing cents-off coupons and other consumer purchase incentives primarily for package goods manufacturers. Package goods manufacturers use cents-off coupons to increase market share, build brand equity, attract new users and promote new products. The Company is one of the United States' largest printers and publishers of these coupons.

     Most of the consumer purchase incentives published by the Company are featured in cooperative FSIs, which are four-color promotional booklets printed at the three facilities owned by the Company. On 46 publishing dates in 1996, the Company's cooperative FSIs were inserted in the Sunday edition of over 400 newspapers with a combined average paid circulation of approximately 56.5 million. FSI sales represented approximately 76.5% and 74.4% of the Company's revenues for 1996 and the first quarter of 1997, respectively.

     The Company's VIP division was established in 1989 in response to growing customer demand for solo customized promotions. VIP offers customized design, printing and distribution services primarily for solo promotional programs. The division specializes in producing turnkey promotions for franchise and retail marketers, such as fast food chains, allowing orders to be placed on a national, regional or local basis.

     In addition to its FSI and VIP divisions, the Company arranges for the publication of its customers' consumer promotions directly on the pages of newspapers through its ROP division, which has the capacity to place promotions in major newspapers throughout the United States.

     The Company further expanded its product line in 1994 by introducing newspaper-delivered sampling products ('Newspac' and 'Newspouch'). In 1995, the Company acquired a Canadian consumer promotion and direct response merchandising company which it operates as Valassis of Canada. The Company previously engaged in a joint venture in Mexico and purchased a majority interest in a French promotion company, although both investments have since been liquidated. International operations accounted for approximately 3% of the Company's total revenues in 1996 and the first quarter of 1997.

BUSINESS STRATEGY

     The Company's strategy is to capitalize on the strong cash flow characteristics of its core FSI division and to maintain stable growth in profitability in that division. In order to accomplish the foregoing, the Company's strategy is to improve pricing of its FSI product and to continue its commitment to minimize costs through the use of computerized information systems and state-of-the-art production facilities, while providing high levels of product quality and customer service. The Company seeks to leverage its expertise in consumer promotion to develop further its growing VIP and sampling product lines. The Company will continue to develop and offer to its customers other products and services which complement its FSI expertise.

     The Company has entered into strategic acquisitions in the past in order to increase or protect market share, enter new markets for its traditional business lines or facilitate development of new product lines. The Company anticipates that it will continue to investigate opportunities for strategic acquisitions which management believes will enhance stockholder value.

FREE-STANDING INSERTS (FSIS)

     The Company's FSIs are distributed 46 to 48 times per year, depending upon the number of Sundays in any particular year that the Company considers viable publishing dates (generally, any non-holiday weekend). The Company printed and published approximately 76.1 billion cooperative FSI pages during the year ended December 31, 1996, representing over 46% of the Company-estimated 165 billion cooperative FSI pages printed and distributed nationally. During that period, the Company's cooperative FSIs were inserted in the Sunday edition of over 400 newspapers with a combined average paid circulation of 56.5 million. Cooperative FSI sales during the year ended December 31, 1996 and the first quarter of 1997 were $504.1 million and $141.4 million, or approximately 76.5% and 74.4%, respectively, of the Company's total revenues.

     Many sales are made significantly in advance of program dates. The Company typically announces its annual publication schedule approximately 18 months in advance of the first publication date and customers may reserve categories at any time thereafter. Account managers work closely with customers to select their FSI publication dates from the Company's schedule and coordinate all aspects of FSI printing and publication. The Company's proprietary order entry and ad placement software allows it to produce as many different FSI versions as customers require, typically over 270 different layout versions per publication date. By offering different versions in different markets, the Company offers its customers greater flexibility to target precise geographic areas or tailor promotional offers to particular markets by varying coupon values, promotion copy and terms of the promotional offer.

     No single customer accounted for more than 10% of FSI sales during the year ended December 31, 1996 with the top ten customers accounting for approximately 33% of FSI sales during the same period.

REMNANT SPACE

     At the end of the selling cycle for each cooperative FSI program, there is generally space in the booklet that has not been sold. This space, which typically accounts for approximately 20% of an FSI program, is referred to as 'remnant space' and is sold at a discount, primarily to direct mail marketers, who place themselves on a waiting list for space that may become available. Remnant space sales are included in total cooperative FSI sales for financial reporting purposes.

     The Company selects direct mail marketers as remnant space customers on the basis of a number of factors, including price, circulation, reputation and credit-worthiness. Remnant space customers are subject to being 'bumped' in favor of a regular price customer in need of space at the last minute.

VALASSIS IMPACT PROMOTIONS (VIP)

     VIP offers its customers specialty print promotion products in multiple, customized formats such as die-cuts, posters and calendars, as well as traditional FSI formats. Because these promotions feature only one manufacturer (referred to as 'solos'), the customer has the ability to create a completely individualized promotion. While VIP does, on occasion, produce printed material for direct mail programs or for shipment to store locations, its primary product is newspaper-delivered promotions. VIP offers customers the flexibility to run promotions any day of the year in newspapers throughout the United States. VIP specializes in producing turnkey promotions for franchise and retail marketers (e.g., fast food chains), allowing orders to be placed on a national, regional or local basis.

     To enhance the value of VIP, the Company recently developed Media Targeting Segmentation Systems, a detailed geographical targeting product which allows Valassis to deliver promotions for customers to specific zip codes or zones based upon the ability of the newspaper to provide zoned delivery. This enhancement allows, for example, a fast food franchisee to target a radius around its stores for a specific promotion.

     VIP sales during the year ended December 31, 1996 and the first quarter of 1997 were $89.4 million and $25.2 million, or approximately 13.6% and 13.3%, respectively, of the Company's total revenues. VIP sales are subject to greater volatility than either FSI or ROP sales due to the current limited number of VIP customers. VIP customers are made up of package goods manufacturers, fast food chain accounts, food brokers and food retailers. VIP customers include retailers who are generally excluded from the cooperative format. The top three customers accounted for approximately 40% of VIP sales for the year ended December 31, 1996, with the top ten customers accounting for approximately 68% of total VIP sales.

RUN-OF-PRESS (ROP)

     The Company arranges for the publication of ROP promotions in either a cooperative or solo format. Cooperative programs, which group the promotions of several customers together, are sold on a product exclusive basis, and usually run each week when a newspaper runs its food section. Solo programs (featuring a single advertiser) offer the marketer the flexibility to run in newspapers throughout the United States (including newspapers targeted to specific demographic groups) on any day of the year and in any section of the newspaper. The Company's total ROP sales during the year ended December 31, 1996 and the first quarter of 1997 were $25.5 million and $10.7 million, or approximately 3.9% and 5.6%, respectively, of the Company's total revenues.

     Media (newspaper placement fees) is the major cost component of ROP distribution, accounting for virtually all of the Company's total direct ROP costs during the year ended December 31, 1996 and the first quarter of 1997. Management believes that its customers use the Company to place ROP because of the Company's ability to negotiate favorable media rates, its well-developed production and placement capabilities, and its capacity to execute integrated FSI and ROP programs.

     ROP customers include primarily package goods manufacturers, and their advertising and promotion agencies. The top four customers accounted for 62% of ROP sales for the year ended December 31, 1996, with the top ten customers accounting for approximately 83% of the total ROP sales during the same period.

VALASSIS SAMPLING

     In 1994 Valassis introduced a newspaper-delivered sampling product that gives manufacturers the ability to reach up to 50 million households in one day. Samples can either be machine inserted into newspapers (Newspac), placed in a polybag alongside the newspaper, or pre-sealed in a pouch that forms part of the polybag (Newspouch).

     Valassis' sampling sales during the year ended December 31, 1996 and the first quarter of 1997 were $14.3 million and $5.8 million, or approximately 2.2% and 3.0%, respectively, of the Company's total revenues. One customer accounted for 27% of sampling sales for the year ended December 31, 1996, with the top 10 customers accounting for approximately 92% of total sampling sales during 1996.

BACKGROUND OF THE COMPANY

     The Company is the successor to a business founded in 1970 and operated under the names George F. Valassis & Company and GFV Communications, Inc. Valassis produced its first FSI in 1972. In December 1986, the assets of this business were acquired by Valassis Inserts, a corporation indirectly owned by CPH, an affiliate of the Selling Stockholder. In March 1992, the Company, which was the direct parent of Valassis Inserts, sold 22,100,000 shares of Common Stock to the public. In March 1993, Valassis Inserts was merged into the Company, its corporate parent.

VALASSIS OF CANADA

     In March 1995, Valassis acquired a Canadian consumer promotion and direct response merchandising company which it operates as Valassis of Canada. Valassis of Canada faced several challenges in 1995, including an industry price/market share battle, a relatively poor Canadian economy, and mail order volume decline. Since then, the Company has streamlined or repositioned existing products, dropped unprofitable offerings, and added new products and services to better meet the needs of its customers.

DISPOSITIONS

     In April 1997, the Company decided to discontinue the operations of Valassis France, its French subsidiary specializing in couponing programs and customized consumer print promotions. This resulted in a net write-off of goodwill of $470,000 at March 31, 1997.

     The Company had a 50% joint venture interest in Valassis de Mexico but decided to exit this business in 1997. The disposal of this business involved minimal costs and did not have a material effect on the Company's earnings or financial position.

     The Company sold the assets of its personal check direct marketing division, Valcheck, in 1995. In addition, a decision was made at the end of 1995 to discontinue the in-store electronic sign network, Valassis In-Store Marketing. The assets of Valassis In-Store Marketing were subsequently sold in April 1996. The Company believes that neither of these product lines demonstrated the profit potential necessary to warrant continued investment and marketing support.

COMPETITION

     The Company currently competes in the cooperative FSI business principally with News America FSI, Inc., a company controlled by The News Corporation Limited. This competitor has substantially greater financial resources than those of the Company. The Company competes for business primarily on the basis of price, category availability, frequency and availability of publication dates, and customer service and sales relationships. In addition, the Company competes with in-store advertising and other forms of coupon delivery.

     Several times in the past, new competitors have attempted to establish themselves in the FSI market. In some instances, this has resulted in periods of intense price competition. Furthermore, an increase in the number of FSI programs published may lead to a decrease in the number of pages per FSI program published by the Company and the average price per page paid by customers with a consequent material adverse effect on the Company's financial performance. The Company's results for the fiscal year ended June 30, 1994 and the year ended December 31, 1994 were severely impacted by business booked under competitive pricing conditions, which accompanied the efforts of Sullivan Marketing, Inc. to enter the FSI market. Sullivan Marketing, Inc. withdrew from the FSI market in February 1994. Some FSI price recovery took place during 1995 with further increases in FSI prices in 1996.

     Although management believes that cooperative FSIs are currently the most efficient means of distributing coupons to the public, the Company competes with other media for the promotion and marketing dollars of its customers. It is possible that alternative media or changes in promotional strategies could make free-standing inserts less attractive to the Company's customers or could cause a shift in their preference to different promotional materials or coupon delivery modes.

     The VIP division also competes with News America FSI, Inc. for package goods and fast food business and with commercial printers. VIP continues to add new services and product formats to meet the needs of an expanding customer base.

     The Company competes with several newspaper network groups in the ROP market. As there are no significant capital investments associated with that business, other competitors could easily enter the ROP market. An increase in the number of ROP competitors could result in a loss of market share for the Company's ROP division.

EMPLOYEES

     At December 31, 1996, the Company had approximately 1,200 employees. Approximately 407 of these employees are on the Company's sales, sales operations and marketing staff; approximately 700 are involved in manufacturing; approximately 27 are on its management information systems staff; and approximately 66 are involved with administration. None of the Company's employees are represented by a labor union. The Company considers labor relations with employees to be good and has not experienced any interruption of its operations due to labor disagreements.

PROPERTIES

     The principal executive offices of the company are located in a newly constructed and leased office building in Livonia, Michigan. The Company also leases sales offices in Seal Beach, California; Schaumburg, Illinois; Atlanta, Georgia; Dallas, Texas; Boston, Massachusetts; Minneapolis, Minnesota; Wilton, Connecticut; and various other localities.

     The Company owns three printing facilities. The Livonia printing facility consists of approximately 225,000 square feet and includes VIP, printing and warehouse facilities. The Company's printing facilities in Durham, North Carolina and Wichita, Kansas, consist of approximately 110,000 square feet and 138,000 square feet, respectively. In addition, the Company leases a facility in Plymouth, Michigan which houses its pre-press operations. These facilities generally have sufficient capacity to handle present volumes although, during periods of unusual demand, the Company may require services of a contract printer. Total operating lease rentals for the year ended December 31, 1996 was $3.2 million.

     Pursuant to the terms of the Company's credit facility, substantially all of the Company's assets and properties are subject to a security interest in favor of the banks that are parties to such credit facility.

LEGAL PROCEEDINGS

     The Company is involved in various routine litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     Set forth below is the number of shares of Common Stock beneficially owned by the Selling Stockholder as of the date of this Prospectus and the number of shares of Common Stock beneficially owned as of April 30, 1997 by the Company's five most highly compensated executive officers, each director of the Company and all directors and executive officers of the Company as a group, and each other 5% holder of the Company's Common Stock (after giving effect to the repurchase of 1,026,200 shares of Common Stock by the Company from the Selling Stockholder pursuant to the Option Agreement, which repurchase was completed on June 11, 1997).


                                                                    SHARES BENEFICIALLY       SHARES BENEFICIALLY
                                                                      OWNED PRIOR TO              OWNED AFTER
                                                                         OFFERINGS               OFFERINGS(12)
                                                                  -----------------------    ---------------------
                             NAME                                 NUMBER(1)      PERCENT      NUMBER       PERCENT
---------------------------------------------------------------   ----------     --------    ---------     -------

Conpress International (Netherlands Antilles) N.V.(2)..........   20,173,800       50.3%     2,173,800        5.4%
Kerry F.B. Packer(2)...........................................   20,173,800       50.3%     2,173,800        5.4%
James D. Packer(2)(3)..........................................   20,173,800       50.3%     2,173,800        5.4%
The Goldman Sachs Group, L.P.(4)...............................    4,225,420       10.5%     4,225,420       10.5%
Richard N. Anderson(5).........................................      195,680       *           195,680       *
David A. Brandon(6)............................................    1,416,131        3.4%     1,416,131        3.4%
Graham A. Cubbin...............................................            0       *                 0       *
Mark C. Davis(7)...............................................        2,878       *             2,878       *
Barry P. Hoffman(8)............................................      171,258       *           171,258       *
Jon M. Huntsman, Jr. ..........................................        2,628       *             2,628       *
Brian M. Powers................................................            0       *                 0       *
Robert L. Recchia(9)...........................................      173,471       *           173,471       *
Alan F. Schultz(10)............................................      211,213       *           211,213       *
Faith Whittlesey...............................................        3,378       *             3,378       *
All executive officers and directors as a group (11
  persons)(11).................................................   22,350,437       53.0%     4,350,437       10.3%


------------

*   Less than 1.0%.

     The address of Conpress International (Netherlands Antilles) N.V. is c/o 2nd Floor, Block A, Russell Court, Saint Stephen's Green, Dublin 2, Ireland. The address of Kerry F.B. Packer, Graham A. Cubbin, James D. Packer and Brian M. Powers is Consolidated Press Holdings Limited, 54-58 Park Street, Sydney, N.S.W., Australia 2000. The address of The Goldman Sachs Group, L.P. is 85 Broad Street, New York, New York 10004. The address of Mark C. Davis is Chase Bank, 270 Park Avenue, New York, New York 10017. The address of Faith Whittlesey is Mountain Lake, PO Box 3651, Lake Wales, Florida 33859. The address of Jon M. Huntsman, Jr. is 200 Eagle Gate Tower, Salt Lake City, Utah 84111. The address of all other persons listed above is 19975 Victor Parkway, Livonia, Michigan 48152.

 (1) Unless otherwise noted, each beneficial owner of more than 5% of the Common Stock, director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

 (2) The Selling Stockholder is 100% indirectly owned by Consolidated Press International Limited, which in turn is 100% owned (54.3% directly and 45.7% indirectly) by CPH. CPH is 100% owned (52.35% directly and 47.65% indirectly) by Cairnton Holdings Pty Ltd., of which Consolidated Press International Holdings Limited ('CPIHL') owns 99.2%. Kerry F.B. Packer is the indirect beneficial owner of CPIHL. James D. Packer, a director and the son of Kerry F.B. Packer, may be deemed to have an indirect beneficial interest in the same shares reported by Kerry F.B. Packer. James D. Packer does not have sole voting or investment power over such shares. Additionally, these shares of Common Stock have been pledged to Westpac Custodian Nominees Limited ('Westpac') pursuant to stock pledge agreements. Westpac also may be deemed to be the indirect beneficial owner of such shares. It is a condition of the Offerings that the Shares are released from the pledges pursuant to such stock pledge agreements.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) All such shares are owned by the Selling Stockholder, which James D. Packer may be deemed to beneficially own through a series of beneficially owned entities. However, James D. Packer does not have sole voting or investment power over such shares.

 (4) This information is based upon a Schedule 13G filed with the Commission on February 10, 1997, which indicates that voting and investment power is shared with respect to 2,943,420 of such shares.

 (5) Number of shares includes the right to acquire 174,526 shares of Common Stock within 60 days upon the exercise of outstanding options.

 (6) Number of shares includes the right to acquire 1,367,368 shares of Common Stock.

 (7) Until March, 1996, Mr. Davis was a Managing Director of Salomon Brothers Inc which acted as an underwriter in connection with the Company's initial public offering in 1992 and the Company's refinancing of its public debt in November 1994.

 (8) Number of shares includes the right to acquire 159,526 shares of Common Stock.

 (9) Number of shares includes the right to acquire 159,526 shares of Common Stock.

(10) Number of shares includes the right to acquire 189,526 shares of Common Stock within 60 days upon the exercise of outstanding options.

(11) Number of shares includes currently exercisable options to purchase 2,050,472 shares of Common Stock pursuant to the Company's 1992 Long-Term Incentive Plan, as amended. In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), the 2,050,472 shares of Common Stock for which the Company's directors and executive officers as a group hold options exercisable within 60 days have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.


(12) Assumes no exercise of the over-allotment options covering 2,173,800 shares of Common Stock granted to the Underwriters by the Selling Stockholder. If the over-allotment options are exercised in full, the Selling Stockholder will no longer own any shares of the Company's Common Stock after giving effect to the Offerings.


                            ------------------------

CERTAIN TRANSACTIONS AND RELATIONSHIPS


     The Selling Stockholder, Conpress International (Netherlands Antilles) N.V., is a Netherlands Antilles limited liability company indirectly owned by CPH, a private Australian holding company indirectly owned by Kerry F. B. Packer (whose son, James D. Packer, is a director of the Company) and his family. With the completion of the Company's initial public offering in March 1992, CPH's indirect ownership of the Company was reduced to 49%. During 1996, the Company's Board of Directors authorized the repurchase of up to 5,000,000 shares of Common Stock. In connection with the Company's share repurchase program and as approved by the stockholders of the Company at its 1996 Annual Meeting of Stockholders, the Company entered into the Option Agreement, pursuant to which the Selling Stockholder has the option to sell to the Company a number of shares of Common Stock up to the number of shares purchased by the Company on the open market in any given month at a price equal to the average price paid by the Company to the other stockholders during such month. During 1996, the Company repurchased approximately 1,330,800 shares of Common Stock, but no repurchase options were exercised under the Option Agreement and such options have expired pursuant to the terms thereof. As of the date of this Prospectus, the Company repurchased an additional 2,052,400 shares of Common Stock at an average price of $20.83 per share, including 1,026,200 shares pursuant to repurchase options under the Option Agreement, which were exercised in full. Following the Offerings, the Selling Stockholder will own 2,173,800 shares of Common Stock, or approximately 5.4% of the Company's outstanding shares of Common Stock (or if the Underwriters' over-allotment options are exercised in full, the Selling Stockholder will no longer own any of the Company's outstanding shares of Common Stock). See 'Capitalization' and 'Underwriting.'

     Conditioned on the consummation of the Offerings, the Selling Stockholder has agreed to pay, or cause one of its affiliates (other than the Company) to pay, a special cash bonus in the aggregate amount of 1.5% of the gross proceeds of the Offerings (or $6.5 million, assuming no exercise of the Underwriters' over-allotment options). Not more than 50% of such amount shall, at the discretion of David A. Brandon, the Company's Chief Executive Officer, be allocated to Mr. Brandon, and the balance shall be allocated by Mr. Brandon among other employees of the Company. Because the special cash bonus is to be paid by the Selling Stockholder or its affiliates (other than the Company), it will not require any use of the Company's cash. For accounting purposes, however, such special cash bonus will be charged against the results of operations in the accounts of the Company upon consummation of the Offerings. In the event of any future sales by the Selling Stockholder of its shares of Common Stock, the Selling Stockholder has agreed to the same special cash bonus arrangement.


     After the consummation of the Offerings, Graham A. Cubbin and James D. Packer (both of whom are affiliated with the Selling Stockholder) intend to resign from the Company's Board of Directors, and Brian M. Powers, Chief Executive Officer of CPH, intends to resign as Chairman of the Company's Board of Directors but remain as a director of the Company. It is expected that David
A. Brandon will be appointed Chairman of the Board of Directors.


     The Company and the Selling Stockholder have entered into a registration rights agreement providing the Selling Stockholder with certain demand and 'piggyback' registration rights with respect to its remaining shares of Common Stock after the Offerings. Pursuant to the registration rights agreement, the Company has agreed to file the Registration Statement (as defined) and to use all best efforts to cause the Registration Statement to be declared effective as soon as possible. The Selling Stockholder will also have the right to two additional demand registrations for its remaining shares of Common Stock and unlimited 'piggyback' registrations (whereby the Selling Stockholder can include shares of Common Stock owned by it in registered offerings initiated by the Company). In connection with any future exercise of such registration rights, subject to certain conditions and exceptions, the Company and the Selling Stockholder have agreed not to effect any public sale or distribution of securities of the Company similar to those proposed to be registered during the 10-day period prior to the effective date of the applicable registration statement or during the period beginning on such effective date and ending on the later of the completion of the distribution of such securities pursuant to such offering and 90 days (or such longer period as may be requested by the managing underwriter in connection with any particular demand registration) after such effective date. In the registration rights agreement, the Selling Stockholder has agreed (subject to certain limited exceptions) to pay the expenses, other than the fees and expenses of counsel to the Company, incident to any demand registration thereunder, and the Company has agreed to pay the expenses, other than registration fees or underwriting discounts or commissions, associated with any piggyback registration of shares of Common Stock owned by the Selling Stockholder. The terms of the registration rights agreement have been approved by a special committee of the Company's Board of Directors consisting solely of disinterested directors. Pursuant to the registration rights agreement, the Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.


                        SHARES ELIGIBLE FOR FUTURE SALE

     No prediction can be made as to the effect that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of stock options), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

     All of the shares of Common Stock sold in the Offerings (including shares, if any, sold if the Underwriters' over-allotments are exercised), may be freely traded without restriction under the Securities Act, except for any shares purchased or held by an 'affiliate' of the Company, as that term is defined under Rule 144 promulgated under the Securities Act. In addition to the Shares sold in the Offerings, 913,342 shares issuable upon the exercise of options (of which options covering 548,026 shares were exercisable as of April 30, 1997) will be eligible for sale by holders without restrictions under the Securities Act. In addition, 2,080,472 shares issuable upon the exercise of options (of which options covering 2,050,472 shares will be exercisable immediately following the Offerings) will be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act and the sale restrictions imposed under the Purchase Agreements (as defined) and described in the third paragraph below. The remaining 2,173,800 shares held by the Selling Stockholder (assuming no exercise of the Underwriters' over-allotment options) will also be subject to the volume and manner of sale restrictions contained in Rule 144 unless sold pursuant to an effective registration under the Securities Act. The Selling Stockholder has been granted certain registration rights in connection with the Offerings, pursuant to which some or all of the Selling Stockholder's shares of Common Stock owned following the Offerings may be registered for resale on the open market. See 'Principal and Selling Stockholders.'


     In general, under Rule 144, as currently in effect, any person (including any affiliate) that has held its shares of Common Stock for at least 12 months is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the then-outstanding shares of Common Stock of the Company or the average weekly trading volume during the four calendar weeks preceding such sale. Under Rule 144(k), a person who is not deemed an affiliate and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the volume limitations described above. As defined in Rule 144, an 'affiliate' of an issuer is a person that directly, or indirectly through the usage of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer. The foregoing is not intended to be a complete description of Rule 144 or of the rights of any affiliate to sell shares of Common Stock.

     The Company and the Selling Stockholder have agreed not to sell, offer to sell, grant any option for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (except for the shares offered hereby and other than sales pursuant to the Option Agreement) for a period of 120 days after the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated ('Merrill'), subject to certain limited exceptions included in the Purchase Agreements. Certain management employees have also agreed not to sell, offer to sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock for a period of 120 days after the date of this Prospectus without the prior written consent of Merrill, subject to certain limited exceptions included in the Purchase Agreements. See 'Underwriting.'

     The Company is unable to estimate the number of shares that may be sold in the future by its existing stockholders or the effect, if any, that sales by such stockholders will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, including pursuant to a demand registration conducted for the benefit of the Selling Stockholder, could adversely affect prevailing market prices.

                          DESCRIPTION OF COMMON STOCK

     The following description of the Company's Common Stock does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law and to the provisions of the Company's Restated Certificate of Incorporation and Amended By-Laws.

COMMON STOCK

     Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, and to share ratably in the assets of the Company legally available for distribution to stockholders in the event of liquidation or dissolution. See 'Price Range of Common Stock and Dividend Policy.' Holders of the Common Stock have no preemptive rights and no subscription or redemption privileges. The Common Stock does not have cumulative voting rights, which means that the holder or holders of more than half of the shares voting for the election of directors can elect all the directors then being elected.

     All the outstanding shares of Common Stock, including the shares of Common Stock to be sold in the Offerings made hereby, are fully paid and non-assessable.

     The Transfer Agent and Registrar for the Common Stock is The Bank of New York.

LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

     The Certificate of Incorporation of the Company effectively prohibits any Significant Transaction (defined below) between the Company or any subsidiary of the Company and any Interested Stockholder, which could have an adverse effect on the interests of stockholders of the Company other than any Interested Stockholder, unless the transaction is approved by the affirmative vote of a majority of the holders (other than Interested Stockholders) of the outstanding shares of the Company's Common Stock.

     An Interested Stockholder is defined as CPH and all entities (other than the Company) which control, are controlled by, or are under common control with, CPH ('CPH Affiliates'), so long as (and only so long as) CPH and the CPH Affiliates collectively beneficially own more than 25% of the outstanding shares of the Company's Common Stock. Following the Offerings, CPH will not be an Interested Stockholder.

     'Significant Transaction' is defined as (i) any merger or consolidation of the Company or a subsidiary with an Interested Stockholder; (ii) any transaction (or series of related transactions) involving the payment of more than $10 million, or the transfer of assets valued at more than $10 million, by the Company or a subsidiary to an Interested Stockholder (other than payments or transfers to all holders of Common Stock on a pro rata basis or to all holders of other equity or debt securities of the Company or a subsidiary substantially in accordance with the terms thereof, and other than payments or transfers pursuant to an offer made to all holders of Common Stock or all holders of other equity or debt securities of the Company or a subsidiary on the same terms, and other than transactions of a kind normally occurring in the ordinary course of business of the Company or a subsidiary on terms no less favorable to the Company or such subsidiary than the terms of comparable transactions with unrelated third parties); (iii) any issuance or sale of stock by the Company or a subsidiary to an Interested Stockholder (other than issuances or sales to all holders of Common Stock on a pro rata basis or pursuant to an offer made to all such holders on the same terms, and other than issuances or sales upon exercise of any conversion, exchange or purchase right set forth in an instrument or security held by an Interested Stockholder before becoming an Interested Stockholder or distributed to all holders of the Common Stock pro rata or issued or sold pursuant to an offer made to all such holders on the same terms); and
(iv) any receipt by an Interested Stockholder of the direct or indirect benefit of any loans, advances, assumptions of guarantees or indebtedness, or pledges of assets by the Company or a subsidiary.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law ('Section 203') prohibits certain persons ('interested stockholders') from engaging in a 'business combination' with a Delaware corporation for three years following the date such persons become interested stockholders. Interested stockholders generally include (i) persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation and (ii) persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation's outstanding voting stock at any time within three years before the date on which such a person's status as an interested stockholder is determined. Subject to certain exceptions, a 'business combination' includes, among other things (i) mergers or consolidations, (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, (iii) transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, except pursuant to a transaction that effects a pro rata distribution to all stockholders of the corporation, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the interested stockholder or (v) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     Section 203 does not apply to a business combination if (i) before a person becomes an interested stockholder, the board of directors of the corporation approves the transaction in which the interested stockholder became an interested stockholder or approves the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (other than certain excluded shares) or (iii) at the time of or following a transaction in which the person became an interested stockholder, the business combination is (a) approved by the board of directors of the corporation and (b) authorized at a regular or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

                           CERTAIN UNITED STATES TAX
                        CONSEQUENCES TO NON-U.S. HOLDERS

     The following is a general discussion of certain United States Federal income and estate tax consequences of the ownership and disposition of Common Stock by a person other than (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any State or (iii) an estate or trust whose income is includable in gross income for United States Federal income tax purposes regardless of its source (referred to hereinafter as a 'non-U.S. holder').

     The discussion is based on provisions of the Internal Revenue Code of 1986, as amended, and administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly with retroactive effect. Furthermore, this discussion does not consider specific facts and circumstances that may be relevant to a particular holder's tax position. Prospective purchasers are urged to consult a tax adviser with respect to the United States Federal income and estate tax consequences of owning and disposing of Common Stock, as well as any tax consequences under the laws of any other taxing jurisdiction.

INCOME TAX

     Dividends. Generally, dividends paid to a non-U.S. holder of Common Stock will be subject to U.S. Federal income tax. Except in the case of dividends that are effectively connected with the holder's conduct of a trade or business within the United States, this tax is imposed and withheld at the rate of 30% of the amount of the dividend, unless reduced by an applicable income tax treaty. Currently, dividends paid to an address in a foreign country are presumed to be paid to a resident of such country in determining the applicability of a treaty for such purposes. However, the United States Internal Revenue Service (the 'IRS') has issued proposed regulations which, if adopted, would require a non-U.S. holder to provide certain certifications under penalties of perjury in order to obtain treaty benefits.

     Except as may be otherwise provided in an applicable income tax treaty, dividends which are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States are subject to tax at ordinary Federal income tax rates, which tax is not collected by withholding (except as described below under 'Backup Withholding and Information Reporting'). All or part of any effectively connected dividends received by a foreign corporation may also, under certain circumstances, be subject to an additional 'branch profits' tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders of Common Stock must comply with certain certification and disclosure requirements to claim an exemption from withholding under the rules described in this paragraph.

     A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

     Disposition of Common Stock. Generally, non-U.S. holders will not be subject to United States Federal income tax (or withholding thereof) in respect of gain recognized on a disposition of Common Stock unless (i) the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (in which case the 'branch profits' tax described above may also apply if the holder is a foreign corporation), (ii) in the case of a non-U.S. holder who is a nonresident alien individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met or
(iii) the Company is or has been a 'United States real property holding corporation' for Federal income tax purposes (which the Company does not believe it has been or is currently) and the non-U.S. holder has held directly or constructively more than 5% of the outstanding Common Stock within the five-year period ending on the date of the disposition.

ESTATE TAX

     If an individual non-U.S. holder owns, or is treated as owning, Common Stock at the time of his or her death, such stock will be subject to U.S. Federal estate tax imposed on the estates of nonresident aliens, in the absence of a contrary provision contained in any applicable tax treaty.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Dividends. Generally, dividends paid on Common Stock to a non-U.S. holder at an address outside the United States will be exempt from backup withholding tax and U.S. information reporting requirements (but not from regular withholding tax discussed above).

     Broker Sales. Payments of proceeds from the sale of Common Stock by a non-U.S. holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, certain foreign offices, including the foreign offices of a U.S. broker, are subject to information reporting unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes its entitlement to an exemption. Payments of proceeds from the sale of Common Stock by a non-U.S. holder to or through a U.S. office of a broker are currently subject to both information reporting and backup withholding at a rate of 31% unless the holder certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption.

     A non-U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim or refund with the IRS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an international purchase agreement among the Company, the Selling Stockholder and each of the International Managers (as defined below) (the 'International Purchase Agreement'), the Selling Stockholder has agreed to sell to each of the underwriters named below (the 'International Managers'), and each of the International Managers severally has agreed to purchase, the aggregate number of shares of Common Stock set forth opposite its name below.


                                                                                    NUMBER OF
              INTERNATIONAL MANAGER                                                  SHARES
---------------------------------------------------------------------------------   ---------

Merrill Lynch International......................................................     900,000
Morgan Stanley & Co. International Limited.......................................     900,000
Bear, Stearns International Limited..............................................     900,000
Donaldson, Lufkin & Jenrette Securities Corporation..............................     900,000
                                                                                    ---------
              Total..............................................................   3,600,000
                                                                                    ---------
                                                                                    ---------



     The Company and the Selling Stockholder have also entered into a purchase agreement (the 'U.S. Purchase Agreement' and, together with the International Purchase Agreement, the 'Purchase Agreements') with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation acting as representatives (the 'U.S. Representatives'), and certain other underwriters within the United States and Canada (collectively, the 'U.S. Underwriters' and, together with the International Managers, the 'Underwriters'). Subject to the terms and conditions set forth in the U.S. Purchase Agreement, the Selling Stockholder has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters severally have agreed to purchase, an aggregate of 14,400,000 shares of Common Stock.


     In each Purchase Agreement, the Underwriters named therein have agreed, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of the shares of Common Stock being sold pursuant to such Purchase Agreement are purchased. Under certain circumstances under the Purchase Agreements, the commitments of non-defaulting Underwriters may be increased. Each Purchase Agreement provides that the Selling Stockholder is not obligated to sell, and the Underwriters named therein are not obligated to purchase, the shares of Common Stock under the terms of such Purchase Agreement unless all of the shares of Common Stock to be sold pursuant to such Purchase Agreement are contemporaneously sold. The sale of Shares to the U.S. Underwriters and the sale of Shares to the International Managers are conditioned upon each other.


     The International Managers have advised the Selling Stockholder that the International Managers propose to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $.56 per share. The International Managers may allow, and such dealers may reallow, a discount not in excess of $.10 per share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.


     The public offering price per share of Common Stock and the underwriting discount per share of Common Stock are identical for both Offerings.


     The Selling Stockholder has granted to the International Managers and the U.S. Underwriters options to purchase up to an aggregate of 434,760 and 1,739,040 shares of Common Stock, respectively, at the public offering price, less the underwriting discount. Such options, which will expire 30 days after the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise such options, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the option shares that the number of shares to be purchased initially by that Underwriter bears to the 18,000,000 shares of Common Stock initially purchased by the Underwriters.


     The Selling Stockholder has been informed that the Underwriters have entered into an agreement (the 'Intersyndicate Agreement') providing for the coordination of their activities. Pursuant to the

Intersyndicate Agreement, the U.S. Underwriters and the International Underwriters are permitted to sell shares of Common Stock to each other.

     The Company and the Selling Stockholder have agreed not to sell, offer to sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (except for the shares offered hereby and other than sales pursuant to the Option Agreement) for a period of 120 days after the date of this Prospectus without the prior written consent of Merrill, subject to certain limited exceptions included in the Purchase Agreements. Certain management employees have also agreed not to sell, offer to sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock for a period of 120 days after the date of this Prospectus without the prior written consent of Merrill, subject to certain limited exceptions included in the Purchase Agreements. See 'Shares Eligible for Future Sale.'

     The Selling Stockholder has been informed that, under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or resell shares of Common Stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any bank, broker, or dealer to whom they sell shares of Common Stock will not offer to sell or resell shares of Common Stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement which, among other things, permits the Underwriters to purchase from each other and to offer to resell such number of shares of Common Stock as the selling Underwriter or Underwriters and the purchasing Underwriter or Underwriters may agree.

     Each International Manager agrees that (a) it has not offered or sold and, for a period of six months following consummation of the Offerings, will not offer or sell any shares of Common Stock in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the sale of shares of Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or to a person to whom such document may otherwise lawfully be issued or passed on.

     Each International Manager acknowledges that no action has been or will be taken in any jurisdiction by such International Manager or the Company that would permit a public offering of shares of Common Stock, or possession or distribution of this Prospectus, in preliminary or final form, in any jurisdiction when, or in any circumstances in which, action for that purpose is required, other than in the United States. Each International Manager will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which such International Manager purchases, offers, sells or delivers shares of Common Stock (including, without limitation, any applicable requirements relating to the delivery of this Prospectus, in preliminary or final form), in each case at such International Manager's own expense. In connection with sales of and offers to sell shares of Common Stock made by such International Manager, such International Manager will furnish to each person to whom any such sale or offer is made a copy of this Prospectus (in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto).

     The Company and the Selling Stockholder have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     The Common Stock is traded on the NYSE.

     Certain of the Underwriters have been engaged from time to time, and may in the future be engaged, to perform investment banking and other advisory-related services to the Company and its affiliates, including the Selling Stockholder, in the ordinary course of business. In connection with the rendering of such services in the past, such Underwriters have received customary compensation, including reimbursement of related expenses.

     Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission (the 'Commission') may limit the ability of the Underwriters and any selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

     If the Underwriters create a short position in the Common Stock in connection with the Offerings, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Underwriters may reduce that short position by purchasing shares of Common Stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment options described above.

     The International Managers and the U.S. Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the International Managers or the U.S. Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Company, at http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act, with respect to the Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are omitted or contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information, reference is hereby made to the Registration Statement.

                            ------------------------

     This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the Shares in any jurisdiction in which such offer or solicitation is unlawful. There are restrictions on the offer and sale of the Shares in the United Kingdom. All applicable provisions of the Public Offers of Securities Regulations 1995, the Financial Services Act 1986 and the Companies Act 1985 with respect to anything done by any person in relation to the Shares in, from, or otherwise involving the United Kingdom must be complied with. See 'Underwriting.'

     In this Prospectus, reference to 'dollars' and '$' are to United States dollars.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company (File No. 1-10991) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, including portions incorporated therein of the Company's definitive Proxy Statement for the 1997 Annual Meeting of Stockholders.

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

          3. The description of the Common Stock contained in the Registration Statement on Form 8-A under the Exchange Act dated January 23, 1992.

          4. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, 19975 Victor Parkway, Livonia, Michigan 48152, attention: Secretary, telephone:
313-591-3000.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

                                 LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by McDermott, Will & Emery, New York, New York. Debevoise & Plimpton has acted as counsel to the Selling Stockholder in connection with the Offerings and also acts and may hereafter act as counsel to the Selling Stockholder and its affiliates, including the Company. The Company has been separately advised by McDermott, Will & Emery, New York, New York, as to matters between the Company and the Selling Stockholder relating to the Offerings. Certain legal matters in connection with the Offerings will be passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

     The consolidated financial statements of Valassis Communications, Inc. incorporated in this Prospectus by reference from Valassis Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

[Map with caption: "Valassis' extensive newspaper database can identify marketing areas for clients, enabling them to run promotions according to their own defined sales areas, around key franchisees or retail outlets, or by target audience."]


[Photograph of factory with caption: "Valassis is able to print and publish promotional publications nationwide and, at the same time, create multiple versions which target specific geographic areas."]


[Photograph of computerized workplace and photograph of coupons with caption:
"The Valassis sales team has established relationships with over 3,000 marketers. A consultative selling approach and diverse product offerings enable Valassis to create competitive marketing solutions."]

[Photograph of employee manual and book entitled "The 100 Best Companies to Work For in America" with caption: "Valassis has been independently recognized as one of the 100 best companies to work for in America."]

_____________________________________      _____________________________________

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Prospectus Summary.........................................................................................      3
Summary Consolidated Financial Information.................................................................      6
Forward-Looking Statements.................................................................................      7
Risk Factors...............................................................................................      7
Price Range of Common Stock and Dividend Policy............................................................      9
Use of Proceeds............................................................................................     10
Capitalization.............................................................................................     10
Selected Consolidated Financial Information................................................................     11
Management's Discussion and Analysis of Financial Condition and Results of Operations......................     12
Business...................................................................................................     16
Principal and Selling Stockholders.........................................................................     20
Shares Eligible for Future Sale............................................................................     22
Description of Common Stock................................................................................     24
Certain United States Tax Consequences to Non-U.S. Holders.................................................     26
Underwriting...............................................................................................     28
Available Information......................................................................................     31
Incorporation of Certain Documents by Reference............................................................     31
Legal Matters..............................................................................................     32
Experts....................................................................................................     32


                               18,000,000 SHARES
                                     [LOGO]

                                  COMMON STOCK


                         ------------------------------
                                   PROSPECTUS
                         ------------------------------

                           MERRILL LYNCH INTERNATIONAL
                           MORGAN STANLEY DEAN WITTER
                                  BEAR, STEARNS
                              INTERNATIONAL LIMITED
                           DONALDSON, LUFKIN & JENRETTE
                              SECURITIES CORPORATION


                                  JULY 1, 1997